EXHIBIT 2.1


================================================================================






                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                                  U-SHIP, INC.

                         ADVANCED COURIER SERVICES, INC.

                         TWIN CITY TRANSPORTATION, INC.


                                       AND


                               THE SHAREHOLDER OF
                         TWIN CITY TRANSPORTATION, INC.


                                JANUARY 13, 1999



================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

AGREEMENT AND PLAN OF REORGANIZATION...........................................1

ARTICLE 1 - THE MERGER.........................................................1
     Section 1.1     THE MERGER................................................1
     Section 1.2     CLOSING...................................................2
     Section 1.3     EFFECTIVE TIME............................................2
     Section 1.4     EFFECT OF THE MERGER......................................2
     Section 1.5     ARTICLES OF INCORPORATION AND BY-LAWS.....................2
     Section 1.6     DIRECTORS AND OFFICERS....................................2

ARTICLE 2 - CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES.................2
     Section 2.1     CONVERSION OF SECURITIES..................................2
     Section 2.2     EXCHANGE OF CERTIFICATES, CASH............................3
     Section 2.3     STOCK TRANSFER BOOKS......................................5

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE
     COMPANY AND THE SHAREHOLDER...............................................5
     Section 3.1     ORGANIZATION..............................................6
     Section 3.2     ARTICLES OF INCORPORATION AND BY-LAWS.....................6
     Section 3.3     CAPITALIZATION............................................6
     Section 3.4     AUTHORITY RELATIVE TO THIS AGREEMENT......................6
     Section 3.5     CONSENTS AND APPROVALS; NO VIOLATIONS.....................7
     Section 3.6     COMPLIANCE................................................7
     Section 3.7     FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.............9
     Section 3.8     ABSENCE OF CERTAIN CHANGES................................9
     Section 3.9     ENVIRONMENTAL MATTERS....................................11
     Section 3.10    LITIGATION...............................................11
     Section 3.11    ERISA COMPLIANCE, ETC....................................12
     Section 3.12    TRADEMARKS...............................................12
     Section 3.13    TAXES....................................................12
     Section 3.14    LABOR AND EMPLOYMENT MATTERS.............................13
     Section 3.15    SHAREHOLDER LOANS........................................13
     Section 3.16    ADEQUACY OF PROPERTIES...................................13
     Section 3.17    OWNED REAL PROPERTY......................................14
     Section 3.18    TANGIBLE PERSONAL PROPERTY...............................14
     Section 3.19    BANK ACCOUNTS............................................14
     Section 3.20    RECEIVABLES; AGING.......................................14
     Section 3.21    NO BURDENSOME CONTRACTS..................................14
     Section 3.22    BROKERS..................................................14
     Section 3.23    CONTRACTS AND OTHER AGREEMENTS...........................15
     Section 3.24    SUBSIDIARIES.............................................16
     Section 3.25    INSURANCE................................................16

                                                                            Page
                                                                            ----

     Section 3.26    ABSENCE OF CERTAIN BUSINESS PRACTICES....................16
     Section 3.27    VEHICLES.................................................16
     Section 3.28    VEHICLE REGISTRATION.....................................16
     Section 3.29    AFFILIATE TRANSACTIONS...................................16
     Section 3.30    EMPLOYEES................................................16
     Section 3.31    DISCLOSURE...............................................17
     Section 3.32    MILLENNIAL DATA..........................................17

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF U-SHIP..........................17
     Section 4.1     ORGANIZATION.............................................17
     Section 4.2     ARTICLES OF INCORPORATION AND BY-LAWS....................18
     Section 4.3     CAPITALIZATION...........................................18
     Section 4.4     AUTHORITY RELATIVE TO THIS AGREEMENT.....................18
     Section 4.5     CONSENTS AND APPROVALS; NO VIOLATIONS....................18
     Section 4.6     SEC REPORTS..............................................19
     Section 4.7     BROKERS..................................................19
     Section 4.8     ENVIRONMENTAL MATTERS....................................19
     Section 4.9     LITIGATION...............................................20
     Section 4.10    TRADEMARKS...............................................20
     Section 4.11    TAXES....................................................20
     Section 4.12    NO BURDENSOME CONTRACTS..................................20
     Section 4.13    DISCLOSURE...............................................20
     Section 4.14    COMPLIANCE...............................................21

ARTICLE 5 - COVENANTS PENDING CLOSING.........................................21
     Section 5.1     COVENANTS OF THE COMPANY AND SHAREHOLDER.................21
     Section 5.2     NO SOLICITATIONS.........................................24
     Section 5.3     ACCESS TO INFORMATION; CONFIDENTIALITY...................24
     Section 5.4     FURTHER ACTION; REASONABLE BEST EFFORTS..................24
     Section 5.5     PUBLIC ANNOUNCEMENTS.....................................25
     Section 5.6     COVENANTS OF SHAREHOLDER.................................25
     Section 5.7     NOTIFICATION OF CERTAIN MATTERS..........................26

ARTICLE 6 - FEDERAL SECURITIES LAWS MATTERS...................................26
     Section 6.1     DEFINITIONS..............................................26
     Section 6.2     RESALE REGISTRATION......................................27
     Section 6.3     REGISTRATION PROCEDURES..................................29
     Section 6.4     REGISTRATION EXPENSES....................................30
     Section 6.5     INDEMNIFICATION AND CONTRIBUTION.........................31
     Section 6.6     TRANSFER OF REGISTRATION RIGHTS..........................32
     Section 6.7     LIMITATION ON RESALE.....................................32
     Section 6.8     REPRESENTATIONS AND WARRANTIES...........................32

                                                                            Page
                                                                            ----

ARTICLE 7 - CONDITIONS........................................................34
     Section 7.1     CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
                      MERGER..................................................34
     Section 7.2     ADDITIONAL CONDITIONS TO OBLIGATIONS OF U-SHIP...........34
     Section 7.3     ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY......35

ARTICLE 8 - TERMINATION AND AMENDMENT.........................................37
     Section 8.1     TERMINATION..............................................37
     Section 8.2     EFFECT OF TERMINATION....................................37
     Section 8.3     AMENDMENT................................................38
     Section 8.4     EXTENSION; WAIVER........................................38

ARTICLE 8A - PROVISIONS AS TO TAX MATTERS.....................................38

     Section 8A.1    CERTAIN TAX RETURNS......................................38

ARTICLE 9 - SURVIVAL; INDEMNIFICATION.........................................39
     Section 9.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES...............39
     Section 9.2     INDEMNIFICATION BY SHAREHOLDER...........................39
     Section 9.3     METHOD OF ASSERTING CLAIMS...............................40
     Section 9.4     ASSIGNMENT OF INSURANCE; SUBROGATION.....................41
     Section 9.5     INDEMNIFICATION OF SHAREHOLDER IN RESPECT TO LIABILITIES
                     ASSUMED..................................................41

ARTICLE 10 - MISCELLANEOUS....................................................42
     Section 10.1    EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND
                      AGREEMENTS..............................................42
     Section 10.2    NOTICES..................................................42
     Section 10.3    DESCRIPTIVE HEADINGS.....................................43
     Section 10.4    COUNTERPARTS.............................................43
     Section 10.5    ENTIRE AGREEMENT.........................................43
     Section 10.6    GOVERNING LAW............................................43
     Section 10.7    SPECIFIC PERFORMANCE.....................................43
     Section 10.8    EXPENSES.................................................44
     Section 10.9    PARTIES IN INTEREST......................................44
     Section 10.10   SEVERABILITY.............................................44
     Section 10.11   CERTAIN DEFINITIONS......................................44

EXHIBIT A - ARTICLES OF MERGER...............................................A-1
EXHIBIT B - FORM OF WARRANT..................................................B-1
EXHIBIT C - [INTENTIONALLY DELETED]..........................................C-1
EXHIBIT D - OPINION OF COUNSEL TO COMPANY....................................D-1
EXHIBIT E - FORM OF EMPLOYMENT AGREEMENT.....................................E-1
EXHIBIT F - OPINION OF COUNSEL TO U-SHIP.....................................F-1
EXHIBIT G - FORM OF AFFILIATE LETTER.........................................G-1

                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION, dated as of January 13, 1999 (the "Agreement"), by and among Twin City Transportation, Inc., a Minnesota corporation (the "Company") and Steven M. Hanousek (the "Shareholder"), Advanced Courier Services Inc., a Minnesota corporation ("ACS") and U-Ship, Inc., a Utah corporation ("U-Ship").

         WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Minnesota Business Corporation Act ("Minnesota Law") ACS and the Company will enter into a business combination transaction pursuant to which the Company will merge with and into ACS (the "Merger") and in connection therewith U-Ship, Inc., parent corporation of ACS, will issue to the
Shareholder: (a) that number of shares of Common Stock, par value $.004 per share, of U-Ship, Inc. ("U-Ship Common Stock") as determined by Section 2.1 hereof; (b) $400,000 by certified or cashiers check; and (c) a Warrant for the purchase of 1,000 shares of U-Ship Common Stock, all in exchange for each share of Common Stock, par value $.01 per share, of the Company ("Company Common Stock") that the Shareholder owns (and cash in lieu of any fractional share of U-Ship Common Stock that such shareholder would otherwise be entitled to); and

         WHEREAS, the Board of Directors and the Shareholder of the Company has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and is fair to, and in the best interests of, the Company and Shareholder and have approved and adopted this Agreement, the Merger and the other transactions contemplated hereby; and

         WHEREAS, the Boards of Directors of U-Ship, Inc. and ACS have determined that the Merger is consistent with and in furtherance of the long-term business strategy of U-Ship and ACS and is fair to, and in the best interests of, U-Ship and have approved and adopted this Agreement, the Merger and the other transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, the Shareholder, ACS and U-Ship hereby agree as follows.


                                    ARTICLE 1

                                   THE MERGER

         Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the relevant provisions of Minnesota Law, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into ACS. As a result of the Merger, the separate corporate existence of the Company shall cease and ACS shall continue as the surviving corporation (the "Surviving Corporation") of the Merger.

         Section 1.2 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 8.1, and subject to the satisfaction or waiver of the conditions set forth in Article 7, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article 7 at the offices of ACS at 5583 West 78th Street, Edina, Minnesota, unless another date, time or place is agreed to in writing by the parties hereto. The date of such consummation is hereinafter referred to as the "Closing Date."

         Section 1.3 EFFECTIVE TIME. On the Closing Date or as promptly as practicable thereafter, the parties hereto shall cause the Merger to be consummated by filing articles of merger in the form of Exhibit A attached hereto with the Secretary of State of the State of Minnesota duly executed in accordance with the relevant provisions of Minnesota Law (the date and time of such filing with the Minnesota Secretary of State, or such later date or time as set forth therein, being the "Effective Time").

         Section 1.4 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Minnesota Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights privileges, powers and franchises of the Company shall vest in ACS, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of ACS.

         Section 1.5 ARTICLES OF INCORPORATION AND BY-LAWS.

                  (a) The Articles of Incorporation of ACS as in effect immediately prior to the Effective Time shall remain the Articles of Incorporation of ACS after the Effective Time without any modification or amendment in the Merger.

                  (b) The By-laws of ACS as in effect immediately prior to the Effective Time shall remain the By-laws of ACS without any modification or amendment in the Merger.

         Section 1.6 DIRECTORS AND OFFICERS. The directors and officers of ACS immediately prior to the Effective Time shall be the directors and officers of ACS (retaining their respective positions and terms of office).


                                    ARTICLE 2

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         Section 2.1 CONVERSION OF SECURITIES. At the Effective Time and without any action on the part of ACS, the Company or the holder of Company Common Stock, each of the following shall occur:

                  (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted, subject to the provisions of Section 2.2(c), into the right to receive 4.2333 of shares of U-Ship Common Stock and the sum of $400.00 (such number of shares and each payment hereinafter referred to as the "Exchange Ratio"). The aggregate number of shares of U-Ship Common Stock issuable pursuant to this Agreement shall be 423,330, and the aggregate amount of cash payments shall be $400,000. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of U-Ship Common Stock shall have been changed into a different number of shares or a different class or series, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or any similar action which would increase or decrease the number of issued and outstanding shares, the Exchange Ratio and the U-Ship Common Stock Price that determines the Exchange Ratio and the Warrant and Warrant Exercise Price referred to below, shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or other action. Upon such conversion all shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, subject to the escrow requirements of Section 2.2(c), upon the surrender of such certificate in accordance with the provisions of Section 2.2, certificates evidencing such number of whole shares of U-Ship Common Stock into which such Company Common Stock was converted in accordance with the Exchange Ratio. The Shareholder, as sole holder of such certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by law. No fractional shares of U-Ship Common Stock shall be issued in connection with the Merger, and in lieu thereof, a cash payment shall be made in accordance with the provisions of Section 2.2(c).

                  (b) Each share of Company Common Stock held in the treasury of the Company, if any, shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  (c) The Shareholder, as sole holder of the Company Common Stock, shall be entitled to receive, at the Effective Time, a warrant (the "Warrant") in the form of Exhibit B, for the purchase of 1,000 shares of U-Ship Common Stock, par value $.004 per share, exercisable for twenty-four months at an exercise price of $1.063 per share (the "Warrant Exercise Price").

         Section 2.2 EXCHANGE OF CERTIFICATES, CASH AND WARRANTS; ESCROW.

                  (a) As soon as practicable after the Effective Time, U-Ship shall deliver to the Shareholder: (a) certificates representing the U-Ship Common Stock required to be issued pursuant to Section 2.1;
         (b)$400,000 by certified or cashiers check; and (c) the Warrant, against receipt of certificates representing the outstanding Company Common

         Stock and the remaining documents and instruments to be delivered by Shareholder pursuant to the Agreement.

                  (b) No fraction of a share of U-Ship Common Stock shall be issued in connection with the Merger. In lieu of any such fractional shares, each holder of Company Common Stock upon surrender of a certificate for exchange pursuant to this Section 2.2 shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the closing sale price of a share of U-Ship Common Stock as reported by Nasdaq on the last trading day immediately preceding the Effective Time, by (ii) the fraction of a share of U-Ship Common Stock to which such holder would otherwise be entitled to receive under Section 2.1 of this Agreement.

                  (c) On the Effective Date, concurrent with the delivery to the Shareholder of the U-Ship Common Stock, the Shareholder shall deliver to U-Ship, Inc. to hold as escrow property pursuant to the terms of this Section 2.2(c), 47,000 shares of U-Ship Common Stock (the "Escrow Shares"). Notwithstanding such escrow, the Shareholder shall retain all voting rights and all rights to all dividends and other distributions with respect to the Escrow Shares. The Escrow Shares shall, from and after the date of delivery to U-Ship pursuant to this Section 2.2(c) be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or other like change that may occur between the date of delivery to U-Ship and the date on which any or all of such Escrow Shares are delivered to the Shareholder pursuant to this Agreement. The Escrow Shares shall be held, canceled or released, as the case may be, in accordance with the following terms and conditions:

                           (i) Subject to Section 9.2(a), the Escrow Shares
                  shall be released from escrow and distributed to the Shareholder within 30 days after a final determination that shall indicate that for a period ending six full calendar months following the month in which the Effective Time occurs; ACS has average gross margin for any two consecutive months of such six month period of at least 20.45% ("Gross Margin").

                           (ii) Gross Margin shall mean gross revenues less cost
                  of sales divided by gross revenues times 100 from courier operations, determined in accordance with generally accepted accounting principles ("GAAP"), before taxes, interest, depreciation and amortization, computed without regard to extraordinary items of gain or loss (as those terms shall be defined in accordance with GAAP); without including any gains, losses or profits realized from the sale of capital assets; and without deducting expenses for management fees or general overhead expenses or charges charged by U-Ship or any other affiliate of U-Ship, except that U-Ship may charge interest on advances to ACS at a rate of not more than two percentage points above the prime interest rate as stated in the WALL STREET JOURNAL at the date of any such advances; provided, however, that there shall be deducted as an expense an amount equal to the normal overhead and other general and administrative expenses of a business comparable to that incurred or experienced by TCT prior to its merger with

                  ACS. In connection with any inter-company transfers of goods or services between ACS and any other affiliate of ACS or U-Ship, the same shall be adjusted to reflect amounts that ACS would have paid or incurred if dealing with an unrelated party on an arms-length basis. In the event any other business, business line or entity is acquired by ACS or otherwise included in the operations of ACS during such six-month measurement period, Gross Margin shall be determined in a manner to exclude both revenues and expenses of such other business, business line or entity and shall be determined in a manner to reduce any effect, positive or negative, from the operations of such additional business, business line or entity.

                           (iii) At such time as it has been determined that
                  Gross Margin has been achieved, the Escrow Shares shall be distributed to the Shareholder as provided in Section 2.2(c)(i). If such Gross Margin has not been achieved, the Escrow Shares shall be canceled by U-Ship. U-Ship shall give the Shareholder a full accounting of its determination of Gross Margin and shall give Shareholder at least ten (10) days' notice prior to the date on which the Escrow Shares are to be canceled. If the Shareholder objects to such cancellation and sets forth a specific basis for such objection, the parties agree to meet within seven (7) days following U-Ship's receipt of such objection. The parties shall attempt to resolve any dispute over U-Ship's determination of the Gross Margin of ACS. If such objection cannot be resolved by them, either party hereto may require that such dispute be submitted to arbitration by and in accordance with the rules of the American Arbitration Association. The arbitration shall be conducted by a single arbitrator who shall be an accountant or who shall be knowledgeable in accounting matters. The decision of the arbitrator shall be conclusive and binding on the parties hereto.

         Section 2.3 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any certificates presented to U-Ship for any reason shall be converted into shares of U-Ship Common Stock pursuant to Section 2.1(a) and/or cash pursuant to Section 2.1(c).

         Section 2.4 ARTICLES OF MERGER. Concurrent with the transactions described in Section 2.2 (a) and (c), the Company and ACS shall execute and deliver the Articles of Merger, in the form of Exhibit A, and the parties hereto shall execute and deliver the Agreement and Plan of Merger attached thereto.


                                    ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF THE
                           COMPANY AND THE SHAREHOLDER

         To induce ACS and U-Ship to enter into this Agreement, the Company and the Shareholder, represent, warrant and covenant to ACS and U-Ship as follows:

         Section 3.1 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Company has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to conduct its businesses as currently conducted, except where the failure to have such power, authority or governmental approval would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). The Company is not qualified or licensed as a corporation in any jurisdiction other than Minnesota. The Company's business activities in Wisconsin are not, and have not been of a nature that require it to be qualified as a foreign corporation in that state. The term "Company Material Adverse Effect" means any change or effect that is or would be materially adverse to the business, results of operations or financial condition of the Company taken as a whole.

         Section 3.2 ARTICLES OF INCORPORATION AND BY-LAWS. The Company has previously delivered to ACS and U-Ship a true, complete and correct copy of the Articles of Incorporation and the By-laws or equivalent organizational documents, each as amended to date, of the Company. Such Articles of Incorporation, By-laws and equivalent organizational documents are in full force and effect. The Company is not in violation of any provision of its Articles of Incorporation, By-laws or equivalent organizational documents.

         Section 3.3 CAPITALIZATION. The authorized capital stock of the Company consists of 100,000 shares of Company Common Stock no par value, of which 1,000 shares are issued and outstanding. The Company has no restricted Company Common Stock that is subject to vesting or a restricted stock grant. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights, and the Shareholder owns the outstanding shares of Company Common Stock free and clear of all liens, charges, encumbrances, equities, claims and options of any kind whatsoever. The Company does not have any outstanding options, warrants, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. There are no agreements or understandings to which the Company or any of the Shareholder is a party with respect to the voting of any shares of Company Common Stock or which restrict the transfer of any such shares. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

         Section 3.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company and the Shareholder have all necessary power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceedings or action on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement (other than the approval of the Merger and this Agreement by the holders of not less than two-thirds of the outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as required by Minnesota Law). This Agreement has been duly and validly executed and delivered by the Company and the

Shareholder and, assuming the due authorization, execution and delivery by U-Ship and ACS, constitutes the valid and binding agreement of the Company and the Shareholder, enforceable against them in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws and subject to general principles of equity.

         Section 3.5 CONSENTS AND APPROVALS; NO VIOLATIONS.

                  (a) Except as set forth in Section 3.5(a), the execution and delivery of this Agreement by the Company does not, and the performance of the transactions contemplated by this Agreement by the Company will not, require any filing with or notification to, or any consent, approval, authorization or permit from, any governmental or regulatory authority, domestic or foreign (a "Governmental Entity") or any other person except for (i) applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities or "blue sky" laws, and (ii) the filing and recordation of Articles of Merger as required by Minnesota Law.

                  (b) The execution and delivery of this Agreement by the Company does not, and the performance of the transactions contemplated by this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation, By-laws or equivalent documents of the Company or (ii) result in a violation or a breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the loss of a benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, except for any of the foregoing that would not, individually or in the aggregate, have a Company Material Adverse Effect. To the best of their knowledge, the execution and delivery of this Agreement and the performance of the transactions contemplated by this Agreement will not conflict with or violate any order, injunction, decree, law, rule or regulation applicable to the Company or by which its assets or property is bound or affected.

         Section 3.6 COMPLIANCE.

                  (a) Except for any of the following that would not, individually or in the aggregate, have a Company Material Adverse Effect and except as set forth in Schedule 3.6 the Company has all licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body or other Governmental Entity which are necessary for the conduct of the business of the Company as presently conducted (collectively, "Company Permits"), and such Company Permits are in full force and effect and no proceeding is pending or, to the best knowledge of the Company and the Shareholder, threatened to revoke or limit any Company Permit. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not adversely affect any Company Permit or result in any Company

         Permit being either revoked or limited in any material respect. The Company has made available for review by ACS and U-Ship all Company Permits. Shareholder agrees to indemnify and hold harmless ACS and U-Ship from any damages or fines assessed against them for action occurring prior to the Effective Time and arising from Company's lack of Interstate Common Carrier Authority

                  (b) Except for any of the following that would not, individually or in the aggregate, have a Company Material Adverse Effect and except as set forth in Schedule 3.6, the Company is not in conflict with, or in default or violation of, (i) any law, rule, ordinance, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected. To the best knowledge of the Company and the Shareholder, no other party to any material contract or agreement to which the Company is a party is in default and no event or condition exists or has occurred which, after notice or lapse of time, or both, would constitute a default thereunder. No investigation or review by any Governmental Entity or any other person concerning any such possible violations by the Company is pending or, to the best knowledge of the Company and the Shareholder, threatened, nor has any Governmental Entity or any other person indicated an intention to conduct the same.

                  (c) Except as provided in Schedule 3.6(c), the Company possesses all material U.S., state and local operating authorities required to operate its motor carrier business as presently conducted.
         Schedule 3.6(c) contains a list of (i) all jurisdictions in which the Company operates, and (ii) all jurisdictions in which the Company has been granted operating authority. Except as provided in Schedule 3.6(c), each jurisdiction in which the Company operates but does not possess authority does not require such authority or the Company is not subject to such jurisdiction's regulation. Except as provided in
         Schedule 3.6(c), the Company is in good standing in all material respects with the Surface Transportation Board and in all jurisdictions in which it operates, and, to the knowledge of the Company it has done nothing to jeopardize any operating authority under which it operates. Except as provided in Schedule 3.6(c), the Company has owned, leased, and used all of their properties and assets, and has conducted its business, in full compliance with all applicable federal, state and local laws and regulations. Except as provided in Schedule 3.6(c), the Company has not been charged with any violation of law except for any non-compliance which would be immaterial (it being understood that for the purpose of this sentence, immaterial means having no dollar impact). No proceeding is pending or threatened by any governmental authority with respect to any violation of law by the Company. Except as provided in Schedule 3.6(c), the Company possesses all permits, licenses, franchises, interstate and intrastate operating rights, and other approvals of governmental authorities (collectively, "Permits") required to operate its business, such Permits are in full force and effect, any applications for renewal have been duly filed on a timely basis, no proceeding is pending or threatened to revoke or limit any Permit, and the Company is operating in full compliance with all Permits. The Company does not engage and has not engaged in, the transportation of Hazardous Materials as defined in 49 CFR 170-189.

         Section 3.7 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

                  (a) The Company has previously delivered to ACS and U-Ship the following financial statements:

                           (i) Unaudited Balance Sheet, Statement of Income of
                  the Company for the years ending December 31, 1995, 1996 and 1997; and

                           (ii) Unaudited Balance Sheet of the Company as of
                  October 31, 1998 (the most recent date being referred to as the "Latest Balance Sheet") and a statement of operations for the eleven month period then ended.

         The foregoing financial statements, together with the balance sheets and statements of operations of the Company to be delivered to ACS and U-Ship from the date hereof until the Closing Date in accordance with
         Section 5.1(b), are hereinafter collectively called "Company Financial Statements." Except as set forth in Schedule 3.7, the Company Financial Statements delivered or to be delivered to ACS and U-Ship pursuant hereto fairly present in all material respects, or when delivered to ACS and U-Ship will fairly present in all material respects, the financial position, results of operations, net assets and retained earnings of the Company as of the dates and for the periods therein set forth.

                  (b) Except as set forth in Schedule 3.7, as of the date of the Latest Balance Sheet, the Company had no material liability, obligation or commitment of any kind or nature whatsoever, known or unknown, whether absolute, accrued, contingent or otherwise, and whether due or to become due, which was not reflected or reserved against in the Latest Balance Sheet.

                  (c) To the best of the knowledge of the Company and Shareholder, the Company has all accounting records and supporting documentation related to the Company Financial Statements for the years ending December 31, 1997 and December 31, 1998 (including Northland Courier, Inc.), including without limitation invoices, cancelled checks, deposit slips, bank statements and other such material necessary for ACS and U-Ship's accountant to audit the books of the Company. Shareholder will cooperate with ACS, U-Ship and their representatives to facilitate the timely access to such records in order for U-Ship to have prepared an audit of such Company Financial Statements in accordance with SEC guidelines.

         Section 3.8 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 3.8, since the date of the Latest Balance Sheet the Company has not:

                  (a) Undergone any change in its financial condition, properties, assets, liabilities, business or operations other than changes in the ordinary course of business which have not had, either in any case or in the aggregate, a Company Material Adverse Effect;

                  (b) Declared, set aside, made or paid any dividend or other distribution in respect of the Company Common Stock or purchased or redeemed, directly or indirectly, any shares of Company Common Stock;

                  (c) Issued or sold any shares of capital stock of any class or any options, subscriptions, warrants or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares;

                  (d) Incurred any indebtedness for borrowed money other than in the ordinary course of business or issued or sold any debt securities;

                  (e) Subjected any of its properties to, or permitted any of its properties or assets to become subject to, any lien, claim, encumbrance or other adverse interest other than in the ordinary course of business;

                  (f) Acquired or disposed of any assets or properties of material value except in the ordinary course of business;

                  (g) Forgiven or canceled any debts or claims or waived any rights except in the ordinary course of business;

                  (h) Entered into any material transaction other than in the ordinary course of business;

                  (i) Granted to any officer, salaried employee or other employee any increase in compensation in any form, except merit increases consistent with prior practices and increases required by written agreements; granted to any officer or salaried employee or former employee any severance or termination pay (including but not limited to excess parachute payments as said term is defined at Section 280G(b)(l) of the Code; or entered into any employment agreement with any officer or salaried employee that provides or may provide for the payment of a "parachute payment" as defined by Section 280(G)(b)(2)(A) of the Code or is not terminable by the employer, without cause and without penalty or liability, upon notice of 30 days or less;

                  (j) Adopted or amended any ERISA Plan or Non-ERISA Arrangement (as each is defined below), (whether or not legally binding) except to the extent required to comply with law;

                  (k) Incurred any liability, obligation or commitment, whether absolute, accrued, contingent or otherwise, and whether due or to become due except in the ordinary course of business;

                  (l) Received any notice of termination of any Company Permit, material contract or agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had or insofar as can reasonably be foreseen is probable of having a Company Material Adverse Effect;

                  (m) Made any change in accounting policies or practices, including any change in depreciation or amortization policies;

                  (n) Suffered any strike or other labor trouble or received notice of any material controversy with any of its employees;

                  (o) Suffered any loss of customers which has had, or insofar as can reasonably be foreseen will have, a Company Material Adverse Effect;

                  (p) Made any capital expenditures or capital additions or improvements in excess of $4,000 in the aggregate; or

                  (q) Entered into any agreement or made any commitment to take any of the types of action described in clauses (a) through (p) of this
         Section 3.8.

         Section 3.9 ENVIRONMENTAL MATTERS. The Company and its subsidiaries are in compliance with all Environmental Laws, except for any noncompliance that, either singly or in the aggregate, could not have a Company Material Adverse Effect. "Environmental Laws" shall mean all federal, state and local laws, rules, regulations, ordinances and orders that purport to regulate the release of hazardous substances or other materials into the environment, or impose requirements relating to environmental protection. The Company has previously furnished to U-Ship a true and correct list of all Hazardous Materials (as hereinafter defined) generated, used, handled or stored by the Company or any of its subsidiaries, the proper disposal of which will require any material expenditure by the Company or any of its subsidiaries. "Hazardous Materials" means any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said act, any "hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act and, to the extent not included in the foregoing, any medical waste. The Company has previously made available to U-Ship copies of all documents concerning any environmental or health and safety matter adversely affecting the Company and copies of any environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and material correspondence with any Governmental Entity regarding the foregoing.

         Section 3.10 LITIGATION. Except as set forth in Schedule 3.10, there is no litigation, claim, suit, action, proceeding, investigation or complaint pending or, to the best knowledge of the Shareholder and the Company, threatened against the Company or any of its officers or directors before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

         Section 3.11 ERISA COMPLIANCE, ETC.

                  (a) The Company does not now maintain and has never had an "employee welfare benefit plans," "employee benefit plan," "employee pension benefit plan," "defined contribution plan" or "multi-employer plan" (all as defined in Section 3 of the Employee Retirement Income Security Act of 1974 as amended ("ERISA") and any applicable rules and regulations promulgated thereunder (an "ERISA Plan")), or any other bonus or incentive plan, stock option plan, restricted stock plan, stock bonus plan, deferred bonus plan, salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement, severance agreement or plan, material fringe benefit plan or payroll practice, whether written or oral.

         Section 3.12 TRADEMARKS.

                  (a) General. The Company does not own, or possesses licenses rights to use, any trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, trade secrets, or have applications to register or registrations for, the foregoing. To the best knowledge of the Company and the Shareholder, the conduct of the business of the Company as currently conducted does not conflict in any way with any patent, patent rights, license, trademark, trademark right, trade name, trade name right, service mark, copyright or other proprietary right of any other person, the Company has received no claim or threat that any such conflict exists, and no litigation, claim, suit, action, proceeding, or complaint concerning the foregoing has been filed or is pending.

         Section 3.13 TAXES. To the best of the Company's and the Shareholder's knowledge, the Company has timely filed all federal, state, local and foreign tax returns and reports required to be filed by it through the date hereof and shall timely file all returns and reports required on or before the Effective Time. Such reports and returns are and will be true, correct and complete in all material respects. To the best of the Company's knowledge, the Company has paid and discharged all federal, state, local and foreign taxes due from it, other than such taxes that are being contested in good faith by appropriate proceedings and are adequately reserved for as shown in the Latest Balance Sheet. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the best knowledge of the Shareholder and the Company, threatening to assert against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. To the best of the Company's knowledge, the accruals and reserves for taxes (including interest and penalties, if any, thereon) reflected in the Latest Balance Sheet are adequate in accordance with generally accepted accounting principles to cover all liabilities of the Company (including those arising from possible audit adjustments) for all periods ending on or prior to the date of the Latest Balance Sheet. To the best of the knowledge of the Company and the Shareholder, the Company has withheld or collected and paid over to the appropriate governmental authorities or are properly holding for such payment all taxes required by law to be withheld or collected. There are no liens for taxes upon the assets of the Company. The Company has not agreed to or is not required to make any adjustment under Section 481(a) of the Code. The Company has not made an election under Section 341(f) of the Code. The Company is not subject to any agreement or obligation to indemnify any other person for tax liabilities. No payment will be made to any

"disqualified individual" as defined in Section 280G(c) of the Code as a result of the Merger that will result in a loss of deduction by U-Ship or ACS as a result of the provisions of Section 280G of the Code. The Company has elected to be an "S corporation" pursuant to Section 1362(a) of the Code beginning with the tax year starting January 1, 1993, and such election has, at all times since such date, remained in effect. The Company has elected or is otherwise entitled, to be treated in a manner comparable to the federal tax treatment under Section 1362(a) of the Code, for purposes of the tax imposed on a corporation by the states set forth on Schedule 3.13 hereto. The Company is subject to a tax imposed on a corporation in the jurisdictions set forth on Schedule 3.13 hereto, with respect to which no analogous election has been made. No action has been taken by the Company or by any of its shareholders (other than the execution of this Agreement) which has resulted, or will result, in the termination of the status of the Company as an "S corporation" pursuant to Section 1362(a) of the Code, or any comparable status with respect to any other jurisdiction.

         Section 3.14 LABOR AND EMPLOYMENT MATTERS. There is not currently, and within the last three years the Company has not experienced, any strike, picketing, boycott, work stoppage or slow down or union organization activity. No employee of the Company is represented by a union or any similar entity and there is no request for representation pending. The Company and Shareholder have no knowledge (i) of any allegation, charge or complaint of unfair labor practice, employment discrimination or other matter relating to the employment of labor pending or threatened against the Company, or (ii) of any basis for any such allegation, charge or complaint. Except as provided in Schedule 3.6(c):
(a), the Company maintains files on all employee and independent contractor truck drivers; (b) each employee and independent contractor driver of the Company meets all Department of Transportation ("DOT") requirements, and all driver files contain all required materials; (c) all independent contractors providing equipment and/or services to the Company have been retained under valid contracts that comply with DOT leasing rules and qualify for independent contractor status under existing IRS rules and interpretations, and (d) the Company has taken no action in respect of its employees that would require notice or create liability under the Worker Adjustment and Retraining Notification Act, and the Company has no present plan to take such action. The Company has complied with all applicable laws relating to the employment of labor except for violations which would not, either singly or in the aggregate have a Company Material Adverse Effect.

         Section 3.15 SHAREHOLDER LOANS. Except as set forth in Schedule 3.15, there are no loans, advances or other obligations for borrowed money owing by the Company to the Shareholder or any Affiliate of the Shareholder as of the date hereof other than the Company's obligations for employee compensation and expense reimbursement to the Shareholder arising in the ordinary course of business. The Shareholder has no claim of any kind against the Company other than for employee compensation and expense reimbursements arising in the ordinary course of business (none of which is past due).

         Section 3.16 ADEQUACY OF PROPERTIES. The Company owns, leases or otherwise has adequate rights to use all tangible and intangible personal property necessary for the conduct of its business in the manner in which such business is presently being conducted with no conflict with or infringement of the rights of others, and none of such property or the Company's rights thereto is subject to any proceeding pending, or to the best knowledge of the Company and the

Shareholder, threatened, which may result in the revocation, termination, supervision, cancellation or adverse modification of any such property.

         Section 3.17 OWNED REAL PROPERTY. The Company owns no real property.
Schedule 3.17 sets forth a complete and accurate list of all real estate leases to which the Company is a party, each of which is held by the Company on a month-to-month basis, terminable upon 30 days written notice. The Company is not in default under any such lease.

         Section 3.18 TANGIBLE PERSONAL PROPERTY. Schedule 3.18 contains a complete and accurate list as of the date of the Latest Balance Sheet of all items of tangible personal property owned or leased by the Company or used by the Company in the ordinary course of its business (including vehicles) with an individual value of greater than $1,000. Except for tangible personal property that is leased or rented by the Company and as set forth in Schedule 3.18, the Company has good and valid title to all of such tangible personal property, including all items of tangible personal property reflected on the Latest Balance Sheet, free of all liens, charges, encumbrances and other adverse claims not reflected in the Latest Balance Sheet, except those assets disposed of or consumed in the ordinary course of business since the date of the Latest Balance Sheet. All such tangible personal property is in good working order, condition and repair and suitable to carry out and conduct the Company's business as presently conducted. To the best of Company's and Shareholders knowledge, all parts, tires, and other inventory related to transportation and vehicles are usable by the Company, and not obsolete and such vehicles are properly equipped in compliance with applicable federal and Minnesota Department of Transportation regulations.

         Section 3.19 BANK ACCOUNTS. Schedule 3.19 contains a true, complete and accurate list of the name and address of each bank or other depository in which the Company has an account or safe deposit box and the name and title of each person authorized to draw thereon or have access thereto, the amount of authorized borrowing, if any, and the extent to which such borrowing has been exercised.

         Section 3.20 RECEIVABLES; AGING. Schedule 3.20 contains a true, correct and complete list as of the date of the Latest Balance Sheet of all accounts receivable, contract receivables, notes receivable and other receivables. The accounts, contracts, notes and other receivables of the Company which remain uncollected on the date hereof, have arisen in the ordinary course of business.

         Section 3.21 NO BURDENSOME CONTRACTS. To the best knowledge of the Company and the Shareholder, the Company is not a party to, and its business is not bound by, any contract which will, by its terms under current circumstances, result in a loss to the Company that would have a Company Material Adverse Effect.

         Section 3.22 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from the Company in connection with the transactions contemplated by this Agreement.

         Section 3.23 CONTRACTS AND OTHER AGREEMENTS.

                  (a) The Company is not a party to or bound by, nor is any of its properties or assets bound or subject to, any other material contract or other agreement. All such contracts and other agreements and each of the contracts set forth in Schedule 3.23 are valid, existing, in full force and effect, binding upon the Company or its subsidiaries, as the case may be, and to the best knowledge of the Company and the Shareholder, binding upon the other parties thereto in accordance with their terms.

                  (b) Schedule 3.23 sets forth a list of the following contracts and other agreements to which the Company is a party or by or to which its assets or properties are bound or subject:

                           (i) any agreement that individually requires
                  aggregate expenditures by the Company in any one year of more than $10,000;

                           (ii) any indenture, trust agreement, loan agreement
                  or note that involves or evidences outstanding indebtedness, obligations or liabilities for borrowed money;

                           (iii) any lease, sublease, installment purchase or
                  similar arrangement for the purchase, use or occupancy of real or personal property that individually requires aggregate expenditures by the Company, or any of its subsidiaries in any one year of more than $5,000;

                           (iv) any agreement of surety, guarantee or
                  indemnification;

                           (v) any agreement, including without limitation
                  employment agreements and bonus plans, relating to the compensation of, or obligating the Company to make payments to, (i) officers, (ii) employees, (iii) former employees, (iv) consultants, (v) advisors or (vi) directors;

                           (vi) any agreement containing covenants of the
                  Company not to compete in any line of business, in any geographic area or with any person or covenants of any other person not to compete with the Company or in any line of business of the Company;

                           (vii) any agreement with any customer or supplier
                  that cannot be terminated without penalty in excess of $5,000 by the Company or any of its subsidiaries within one year; and

                           (viii) any material software license agreement.

         True and complete copies of all of the contracts and other agreements set forth in Schedule 3.23 (or required to be set forth therein) have been previously provided to ACS or U-Ship.

         Section 3.24 SUBSIDIARIES. The Company has no subsidiaries and does not have any interest, direct or indirect, in any partnership, joint venture or other business entity.

         Section 3.25 INSURANCE. Since its incorporation, the Company has maintained liability insurance policies of a commercially reasonable amount and nature consistent for a company of its size and operations at such time.

         Section 3.26 ABSENCE OF CERTAIN BUSINESS PRACTICES. To the best knowledge of the Company and the Shareholder, neither the Company nor any person acting on its behalf has, directly or indirectly, within the past six years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had an adverse effect on the financial condition, business or results of operations of the Company or
(iii) if not continued in the future, might adversely affect the financial condition, business or operations of the Company or which might subject the Company to suit or penalty in any private or governmental litigation or proceedings.

         Section 3.27 VEHICLES. To the best knowledge of the Company and the Shareholder, and except as set forth in Schedule 3.27, each truck, tractor and trailer or other vehicle identified on Schedule 3.18 is in compliance with applicable safety requirements for use on streets and highways, is now and at Closing will be licensed to operate on streets and highways and has been inspected by the Company as required by all laws and regulations.

         Section 3.28 VEHICLE REGISTRATION. The Company has and will execute and deliver to ACS at the closing registration cards, title cards, certificates of title or other evidence of title for the equipment and vehicles listed on
Schedule 3.18. Except as noted and identified on Schedule 3.18, all of such assets are presently used or are useable by the Company.

         Section 3.29 AFFILIATE TRANSACTIONS. Set forth in Schedule 3.29 is a description of all transactions which have occurred since January 1, 1998, or are pending which involve the expenditure or incurrence of indebtedness (including a guaranty of an obligation) between the Company and the Shareholder or the Company and any affiliate of the Shareholder, which transaction involves more than $5,000.

         Section 3.30 EMPLOYEES. As of 90 days prior to the date hereof and at all times from such date up to and including the Closing Date, the Company has not had and will not have more than 7 employees at any "single site of employment" (including any and all employees working or otherwise deemed to be "covered" employees at that single site of employment and excluding "part-time" employees) and (b) no other "single site of employment" has or will have 50 or more employees (including any and all employees working or otherwise deemed to be "covered") employees at that single site of employment and excluding "part-time" employees) all as defined in the Worker Adjustment and Retraining Notification Act and any regulations adopted pursuant thereto. The Company has agreements with 60 independent contractors.

         Section 3.31 DISCLOSURE. All material facts relating to the business, operations, properties, assets, liabilities (contingent or otherwise), and financial condition of the Company and its subsidiaries have been disclosed to ACS or U-Ship in or in connection with this Agreement. The representations, warranties and statements made by the Company in this Agreement and in the certificates delivered pursuant hereto do not contain any untrue statement of a material fact, and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.

         Section 3.32 MILLENNIAL DATA. The Company has implemented and is currently implementing revisions and related testing of its material software that it licenses and maintains pursuant to contracts from third parties ("Licensed Software") in order to enable such software to process accurately (including calculating, comparing and sequencing) in all material respects date data from, into and between the twentieth and twenty-first centuries, including leap year calculations ("Millennial Date Data"). The Licensed Software includes a new dispatching software. On November 28, 1998, the estimated date, for installation of such new dispatching software, and except as provided in
Schedule 3.32, the Company and the Shareholder reasonably believe that all such Licensed Software will so process Millennial Date Data without material errors or omissions and without materially affecting functionality when used in accordance with the product documentation provided to the Company therefore. The Company has not made any representation or warranty to any third party that varies in any material respect from the preceding warranty.


                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF U-SHIP

         ACS and U-Ship represent and warrant to the Company as follows:

         Section 4.1 ORGANIZATION. ACS is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. U-Ship is a corporation duly organized, validly existing and in good standing under the laws of Utah. ACS and U-Ship have the requisite power and authority and all necessary governmental approvals to own, lease and operate their properties and to conduct their respective business as currently conducted, except where the failure to have such power, authority or governmental approval would not, individually or in the aggregate, have on ACS or U-Ship a Material Adverse Effect (as defined below). U-Ship is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a U-Ship Material Adverse Effect. The term "U-Ship Material Adverse Effect" means any change or effect that is or would be materially adverse to the business, results of operations or financial condition of the U-Ship and its subsidiaries taken as a whole.

         Section 4.2 ARTICLES OF INCORPORATION AND BY-LAWS. U-Ship has previously delivered to the Company a true, complete and correct copy of the Articles of Incorporation, the By-laws or equivalent organizational documents, each as amended to date, of U-Ship. Such Articles of Incorporation, By-laws and equivalent organizational documents are in full force and effect. U-Ship is not in violation of any provision of its Articles of Incorporation, By-laws or equivalent organizational documents.

         Section 4.3 CAPITALIZATION. At September 30, 1998, the authorized capital stock of U-Ship consisted of 75,000,000 shares of U-Ship Common Stock and 25,000,000 shares of preferred stock, $.004 par value per share ("U-Ship Preferred Stock") ("U-Ship Series A Stock"). As of September 30, 1998, (i) 4,979,709 shares of U-Ship Common Stock were issued and outstanding, and (ii) 4,455,498 shares of U-Ship Series A Convertible Preferred Stock were outstanding.

         Section 4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. ACS and U-Ship has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ACS and U-Ship and the consummation by ACS and U-Ship of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of ACS and U-Ship, and no other corporate proceedings or action on the part of U-Ship are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement (other than, with respect to consummation of the Merger, the filing and recordation of the appropriate merger documents as required by Minnesota Law). This Agreement has been duly and validly executed and delivered by ACS and U-Ship and, assuming the due authorization, execution and delivery by the Company and the Shareholder, constitutes the valid and binding agreements of U-Ship, enforceable against ACS and U-Ship in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws and subject to general principles of equity.

         Section 4.5 CONSENTS AND APPROVALS; NO VIOLATIONS.

                  (a) The execution and delivery of this Agreement by ACS and U-Ship does not, and the performance of the transactions contemplated by this Agreement by ACS and U-Ship will not, require any filing with or notification to, or any consent, approval, authorization or permit from, any Governmental Entity or any other person except (i) for (A) applicable requirements of the Securities Act, the Exchange Act and state securities or "blue sky" laws, and (B) the filing and recordation of the Articles of Merger, as required by Minnesota Law, or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (X) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent or delay U-Ship from performing its obligations under this Agreement in any material respect, or (Y) would not, individually or in the aggregate, have a U-Ship Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by ACS and U-Ship does not, and the performance of the transactions contemplated by this Agreement by ACS and U-Ship will not, (i) conflict with or violate the Articles of Incorporation, By-laws or equivalent documents of U-Ship, (ii) conflict with or violate any order, writ, injunction, decree, statute, treaty, law, rule or regulation applicable to ACS and U-Ship or by which any property or asset of ACS and U-Ship is bound or affected, or (iii) result in a violation or a breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in the loss of a benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of ACS and U-Ship pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which ACS or U-Ship is a party or by which any property or asset of ACS or U-Ship is bound or affected.

         Section 4.6 SEC REPORTS. U-Ship has filed all forms, reports and documents required to be filed by it with the SEC since June 30, 1998 and has heretofore made available to the Company, in the form filed with the SEC (excluding any exhibits thereto), (i) its Annual Report on Form 10-KS8 for the fiscal year ended June 30, 1998, and (ii) all other forms, reports, registration statements and other documents filed by U-Ship with the SEC since June 30, 1998 (the forms, reports, registration statements and other documents referred to in clauses (i) and (ii) above being referred to herein, collectively, as the "U-Ship SEC Reports"). The U-Ship SEC Reports and any other forms, reports and other documents filed by U-Ship with the SEC after the date of this Agreement
(i) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were or are made, not misleading.

         Section 4.7 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from U-Ship in connection with the transactions contemplated herein by this Agreement.

         Section 4.8 ENVIRONMENTAL MATTERS. U-ship and ACS are in compliance with all Environmental Laws, except for any noncompliance that, either singly or in the aggregate, could not have a Material Adverse Effect on U-Ship or ACS. "Environmental Laws" shall mean all federal, state and local laws, rules, regulations, ordinances and orders that purport to regulate the release of hazardous substances or other materials into the environment, or impose requirements relating to environmental protection. "Hazardous Materials" means any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said act, any "hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act and, to the extent not included in the foregoing, any medical waste.

         Section 4.9 LITIGATION. Except as set forth in Schedule 4.9, there is no litigation, claim, suit, action, proceeding, investigation or complaint pending or, to the best knowledge of U-Ship or ACS, threatened against the U-Ship or ACS or any of its officers or directors before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

         Section 4.10 TRADEMARKS.

                  (a) General. To the best knowledge of U-Ship and ACS, the conduct of the business of U-Ship and ACS as currently conducted does not conflict in any way with any patent, patent rights, license, trademark, trademark right, trade name, trade name right, service mark, copyright or other proprietary right of any other person, U-Ship and ACS have received no claim or threat that any such conflict exists, and no litigation, claim, suit, action, proceeding, or complaint concerning the foregoing has been filed or is pending.

         Section 4.11 TAXES. To the best of U-Ship's and ACS's knowledge, U-Ship and ACS have timely filed all federal, state, local and foreign tax returns and reports required to be filed by them through the date hereof and shall timely file all returns and reports required on or before the Effective Time. Such reports and returns are and will be true, correct and complete in all material respects. To the best of U-Ship and ACS's knowledge, U-Ship and ACS have paid and discharged all federal, state, local and foreign taxes due from it, other than such taxes that are being contested in good faith by appropriate proceedings and are adequately reserved for as shown in the Latest Balance Sheet. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the best knowledge of the U-Ship and ACS, threatening to assert against U-Ship or ACS any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. To the best of U-Ship and ACS's knowledge, the accruals and reserves for taxes (including interest and penalties, if any, thereon) are adequate in accordance with generally accepted accounting principles to cover all liabilities of U-Ship and ACS (including those arising from possible audit adjustments). To the best of the knowledge of U-Ship and ACS, U-Ship and ACS have withheld or collected and paid over to the appropriate governmental authorities or are properly holding for such payment all taxes required by law to be withheld or collected. There are no liens for taxes upon the assets of U-Ship and ACS. U-Ship and ACS have not agreed to or is not required to make any adjustment under Section 481(a) of the Code. U-Ship and ACS have not made an election under Section 341(f) of the Code. U-Ship and ACS are not subject to any agreement or obligation to indemnify any other person for tax liabilities.

         Section 4.12 NO BURDENSOME CONTRACTS. To the best knowledge of U-Ship and ACS, U-Ship and ACS are not party to, and their businesses are not bound by, any contract which will, by its terms under current circumstances, result in a loss to U-Ship or ACS that would have a Material Adverse Effect on U-Ship or ACS.

         Section 4.13 DISCLOSURE. All material facts relating to the business, operations, properties, assets, liabilities (contingent or otherwise), and financial condition of U-Ship and ACS have been disclosed to the Company in or in connection with this Agreement. The representations, warranties and statements made by U-Ship and ACS in this Agreement and in the certificates delivered pursuant hereto do not contain any untrue statement of a material fact.

         Section 4.14 COMPLIANCE.

                  (a) Except for any of the following that would not, individually or in the aggregate, have a Material Adverse Effect on U-Ship or ACS, the Company has all licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body or other Governmental Entity which are necessary for the conduct of the business of U-Ship and ACS as presently conducted (collectively, "Permits"), and such Permits are in full force and effect and no proceeding is pending or, to the best knowledge of U-Ship and ACS, threatened to revoke or limit any Permit. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not adversely affect any Permit or result in any Permit being either revoked or limited in any material respect. U-Ship and ACS have made available for review by the Company all Permits.

                  (b) Except for any of the following that would not, individually or in the aggregate, have a Material Adverse Effect on U-Ship or ACS are not in conflict with, or in default or violation of,
         (i) any law, rule, ordinance, regulation, order, judgment or decree applicable to U-Ship or ACS or by which any property or asset of U-Ship or ACS are bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which U-Ship or ACS is a party or by which U-Ship or ACS or any property or asset of U-Ship or ACS are bound or affected. To the best knowledge of U-Ship or ACS, no other party to any material contract or agreement to which U-Ship or ACS are a party is in default and no event or condition exists or has occurred which, after notice or lapse of time, or both, would constitute a default thereunder. No investigation or review by any Governmental Entity or any other person concerning any such possible violations by U-Ship or ACS is pending or, to the best knowledge of U-Ship or ACS, threatened, nor has any Governmental Entity or any other person indicated an intention to conduct the same.

As used in this Article 4, "to the best of knowledge" as it is used for U-Ship or ACS relates to the actual knowledge of the officer executing this Agreement.


                                    ARTICLE 5

                            COVENANTS PENDING CLOSING

         Section 5.1 COVENANTS OF THE COMPANY AND SHAREHOLDER. The Company covenants and agrees that between the date of this Agreement and the Effective Time, it shall, and the Shareholder agree to cause the Company to, carry on its business in the usual, regular and ordinary course, consistent with past practice, and use its best efforts to preserve intact its present business organization, keep available the services of its present officers and employees, keep in effect casualty, public liability, worker's compensation and other insurance policies in coverage amounts not less than those in effect as of the date of this Agreement, to preserve and protect the Company Proprietary Rights and preserve its relationships with customers, franchisees, suppliers, licensors and other persons with which it has significant business dealings. Without limiting the foregoing:

                  (a) Negative Covenants. The Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose or agree to do, any of the following, and the Shareholder agree not to permit the Company to do or agree to do any of the following without the prior written consent of U-Ship:

                           (i) (x) Except as permitted by Section 5.9, declare,
                  set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of any of its capital stock, (y) split, combine, reclassify or subdivide any of its capital stock or (z) repurchase, redeem or otherwise acquire any of its capital stock;

                           (ii) Authorize for issuance, issue, sell, deliver or
                  agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, phantom stock or stock appreciation rights);

                           (iii) Acquire, mortgage, sell or otherwise encumber,
                  or sell, lease, transfer or dispose of any assets other than in the ordinary course of business consistent with past practice;

                           (iv) Borrow any money from the Shareholder, incur any
                  long-term indebtedness for borrowed money, guarantee any indebtedness, issue or sell debt securities or warrants or rights to acquire any debt securities, guarantee (or otherwise become liable or potentially liable for) any debt of others, make any loans, advances or capital contributions, or incur any short term indebtedness for borrowed money except for borrowings under credit facilities in existence on the date hereof;

                           (v) Pay, discharge or satisfy any claims, liabilities
                  or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction (x) in the ordinary course of business consistent with past practice, (y) in connection with the transactions contemplated by this Agreement, or (x) in accordance with their terms, of liabilities reflected or reserved against in the Latest Balance Sheet;

                           (vi) Change any of the accounting principles or
                  practices used by it (except as required by generally accepted accounting principles);

                           (vii) Increase the compensation payable or to become
                  payable to its officers or employees, except for increases in the ordinary course of business in accordance with past practice, or grant any, severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of it or any of its subsidiaries, or establish, adopt, enter into or amend in any material respect or take action to accelerate any rights or benefits under or terminate any ERISA Plan or Non-ERISA Arrangement;

                           (viii) Amend or otherwise change its Articles of
                  Incorporation or By-laws;

                           (ix) Except as set forth in Schedule 5.1, enter into
                  a new agreement, contract or commitment involving payment to or by the Company of $10,000 or more or amend any existing agreement that could reasonably be expected to have a Company Material Adverse Effect;

                           (x) Merge or consolidate with any other corporation
                  or other entity;

                           (xi) Take any action which would result in the
                  termination of the Company's election to be treated as an "S corporation" pursuant to Section 1362(a) of the Code; or

                           (xii) Enter into an agreement to take any of the
                  foregoing actions or take, or enter into an agreement to take, any action (x) that would result in any of the representation and warranties of the Shareholder becoming untrue or the conditions to the Merger set forth in Article 7 not being satisfied, or (y) which is represented in clauses (a) through
                  (q) of Section 3.8 not to have been taken since the date of the Latest Balance Sheet.

                  (b) Affirmative Covenants. Between the date of this Agreement and the Effective Time, the Company shall, and the Shareholder shall cause the Company to:

                           (i) Maintain all of its material structures,
                  equipment and other tangible personal property in good repair, order and condition, except for ordinary wear and tear;

                           (ii) Except for U.S. Dept. of Transportation
                  Regulations, with which there is material non-compliance, discharge and perform all of its liabilities, obligations and duties as they become due under all Governmental Permits and contracts relating to or affecting its properties, assets and business;

                           (iii) Maintain its books of account and records in
                  the usual, regular and ordinary manner;

                           (iv) Comply with all laws applicable to its
                  properties, assets and business;

                           (v) Promptly advise U-Ship in writing, of (x) any
                  legal proceeding which is commenced or threatened by any person, or (y) any material adverse change in the Company's financial condition, results of operations, assets or business; and

                           (vi) Within 20 days after the end of each calendar
                  month, deliver to U-Ship an unaudited Balance Sheet, Statement of Operations and Accumulated Deficits of the Company.

         Section 5.2 NO SOLICITATIONS. Unless and until this Agreement shall have terminated in accordance with its terms, neither the Company nor any Shareholder shall (and the Company and each of the Shareholder shall use its best efforts to cause all of its officers, directors, employees, agents, representatives and advisors, including, without limitation, investment bankers, attorneys and accountants, not to), directly or indirectly, solicit, initiate, knowingly encourage or enter into any agreement with respect to or participate in negotiations with, provide any confidential information to, enter into any agreement with or otherwise cooperate in any way in connection with, any other person concerning any acquisition, merger, consolidation, liquidation, disposition or other transaction that would result in the transfer to any such person of any substantial part of the assets, business or equity of the Company (collectively, a "Competing Transaction").

         Section 5.3 ACCESS TO INFORMATION; CONFIDENTIALITY.

                  (a) From the date hereof to the Effective Time, the Company shall (and shall cause its officers, directors, employees, auditors and agents to) afford the officers, employees and agents of U-Ship (the "Representatives") access upon reasonable prior notice at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities, books and records, and shall furnish such Representatives with all financial, operating and other data and information as may be reasonably requested.

                  (b) Any confidential information or trade secrets received by U-Ship pursuant to this Section 5.3 shall be treated confidentially, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing either such confidential information, or trade secrets or both shall be destroyed by U-Ship or, at the Company's request, returned to the Company in the event the Agreement is terminated as provided in Section 8.1. In no event shall any such information or trade secrets be used by U-Ship or its agents to the detriment of the Company.

                  (c) No investigation pursuant to this Section 5.3 shall affect any representation or warranty in this Agreement of the Shareholder or any condition to the obligations of the parties hereto.

         Section 5.4 FURTHER ACTION; REASONABLE BEST EFFORTS. Upon the terms and subject to the conditions hereof each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and all parties to contracts with the Company and its subsidiaries as are necessary for the consummation of the transactions contemplated herein. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) with copies of, (i) all filings made by such party with any Governmental Entity or any other person in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby and (ii) all other written materials submitted or prepared by any such party concerning obtaining all licenses, permits, consents, approvals, authorizations and orders that are required to be obtained in connection with the execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

         Section 5.5 PUBLIC ANNOUNCEMENTS. U-Ship and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated herein and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

         Section 5.6 COVENANTS OF SHAREHOLDER.

                  (a) AFFILIATE RESALE RESTRICTIONS. The Shareholder acknowledges and agrees that he is an affiliate of the Company as defined in Rule 145 under the Securities Act. The Shareholder agree to execute and deliver to U-Ship, on or prior to the Closing Date, an affiliate letter substantially in the form of Exhibit G. The certificates representing U-Ship Common Stock received by the Shareholder shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

                  (b) TRANSFERS OF COMPANY COMMON STOCK; PRESERVATION OF S ELECTION. From the date hereof until the Effective Time, the Shareholder shall not (i) transfer, sell or otherwise dispose of, or grant any option with respect to, their shares of Company Common Stock, or (ii) take any action which would result in the termination of the Company's election to be treated as an "S corporation" pursuant to
         Section 1362(a) of the Code.

                  (c) APPROVAL OF MERGER. The Shareholder agrees to vote in favor of approval of this Agreement and the Merger and not to exercise their statutory right to dissent from and obtain payment for the value of their shares of Company Common Stock.

         Section 5.7 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to U-Ship, and U-Ship shall give prompt notice to Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material adverse respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of the Company or U-Ship, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.


                                    ARTICLE 6

                         FEDERAL SECURITIES LAWS MATTERS

         Section 6.1 DEFINITIONS. As used in this Article 6, the following terms shall have the following meanings:

         "Act" means the Securities Act of 1933, as amended.

         "Advice" has the meaning set forth in Section 6.3(d).

         "Affiliate" means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such specified person.

         "Commission" means the Securities and Exchange Commission.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

         "Holder" means (i) the Shareholder and (ii) each person to whom any of such Shareholder transfers the Shares as provided in Section 6.6 hereof, if the person to whom the Shares are transferred acquires the Shares as Registrable Securities.

         "Prospectus" means the prospectus included in any Registration Statement (including without limitation, a prospectus that discloses information previously omitted from a Prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Act), as amended or supplemented by any Prospectus supplement, and by all other amendments and supplements to the Prospectus, including post-effective amendments, and in each case including all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         "Registrable Securities" means the Shares; provided, however, that any Shares shall cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, or (ii) such Registrable Securities become eligible for sale pursuant to Commission Rule 144(k) (or any similar provision then in force) under the Act, or
         (iii) such Securities cease to be outstanding.

         "Registration Statement" means any registration statement of U-Ship that covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Shares" means the shares of U-Ship Common Stock issued to the Shareholder pursuant to this Agreement so long as they are owned beneficially and of record by a Holder.

         "Suspension Notice" has the meaning set forth in Section 6.3.

         Section 6.2 RESALE REGISTRATION.

                  (a) Demand Registration. If the Holder shall make a demand of U-Ship in writing at any time after the first anniversary of the Closing Date that he desires U-Ship to register all or any portion of his Registrable Securities for resale, U-Ship shall use reasonable efforts to prepare and file one registration statement on Form S-3 (the "Registration Statement") under the Act covering the resale by such Holder of its Registrable Securities pursuant to Rule 415 under the Act from time to time in transactions not involving any underwritten public offering and use reasonable efforts (i) to cause such Registration Statement to be declared effective by the Commission for such Registrable Securities as soon as practicable thereafter and (ii) to keep the Registration Statement continuously effective until the earliest of (x) the date on which such Holder no longer holds any Registrable Securities registered under the Registration Statement or
         (y) the third anniversary of the Closing Date, or such lesser time as may be permitted under Rule 144 under the Act (or any successor rule thereto) to enable Holder to sell any of the Registrable Securities under the Act. U-Ship shall not be required to cause a Registration Statement requested pursuant to this Section 6.2 to become effective prior to 180 days following the effective date of a registration statement for a publicly underwritten offering of U-Ship Common Stock initiated by U-Ship if any managing underwriter named in such registration statement for the publicly underwritten offering has advised U-Ship in writing that the registration or sale of additional securities by stockholders (including its officer and directors) of U-Ship within such 90-day period would have a material adverse effect on the likelihood of success of such underwritten offering; provided, however, that U-Ship shall use its best efforts to achieve such effectiveness promptly following such 180-day period if the request pursuant to this Section 6.2 has been made prior to the expiration of such 180-day period. Notwithstanding the foregoing, U-Ship shall not be obligated to register the Registrable Securities if the same may at the time of, or within 30 days following the receipt of such demand, be sold under 144 under the Act. U-Ship may postpone the filing of any Registration Statement required hereunder for a reasonable period of time, not to exceed 60 days, if U-Ship has been advised by outside legal counsel that such filing would require the disclosure of a material transaction or other matter and U-Ship determines reasonably and in good faith that such disclosure would have a material adverse effect on U-Ship; provided, however, that U-Ship shall (A) use reasonable efforts to disclose such material transaction or other matter as soon as in its good faith judgment it is prudent to do so and
         (B) may so postpone such filing only if all other persons who are named as selling securityholders under then effective registration statements filed by U-Ship with the Commission and all directors of U-Ship are advised of the fact that a material transaction or other matter is not being disclosed during the length of such postponement and of the consequences of such nondisclosure under the Act and the Exchange Act. The disclosure to any Holder of any material transaction, or of the existence thereof, pursuant to the preceding sentence shall be held in confidence by Holder until U-Ship or a third party not under the control of Holder has made a public disclosure thereof.

                  (b) Incidental Registration. Each time that U-Ship shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its Common Stock by it or any of its security holders, other than a registration statement on Form S-4 or S-8, U-Ship shall give written notice of its determination to the Holders. Upon the written request of the Holder within fifteen
         (15) days after receipt of any such notice from the Holder, U-Ship will, except as herein provided, cause all Common Stock of U-Ship, the Holders of which has so requested registration thereof, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition thereof by the Holder; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it. If any registration pursuant to this Section shall be underwritten in whole or in part, U-Ship may require that the shares requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the shares originally covered by a request for registration would reduce the number of shares to be offered by U-Ship or interfere with the successful marketing of the shares of stock offered by U-Ship, the number of shares otherwise to be included in the underwritten public offering may be reduced pro rata among the holders thereof requesting such registration to a number that the managing underwriter believes will not adversely affect the sale of shares by U-Ship. Those securities which are thus excluded from the underwritten public offering, and any other Common Stock owned by the Holder, shall be withheld from the market by the holders thereof for a period, not to exceed one hundred eighty (180) days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering, provided that the Company and the managing underwriter of such public offering impose the same withholding requirement on U-Ship's officers and directors.

                  (c) Effective Registration. A registration will not be deemed to have been effected unless the Registration Statement has been declared effective by the Commission; provided, however, that if after it has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

         Section 6.3 REGISTRATION PROCEDURES. In connection with the obligations of U-Ship to effect or cause the registration of any Registrable Securities pursuant to the terms and conditions of this Agreement, U-Ship shall use reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof, and in connection therewith:

                  (a) U-Ship shall prepare and file with the Commission a Registration Statement on Form S-3 or other similar form under the Act which permits secondary sales of securities in a "shelf registration," and use reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with the provisions of this Agreement;

                  (b) U-Ship shall promptly prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective and shall timely file with the Commission all required filings under the Exchange Act as are necessary to keep the Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; shall cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Act; and shall comply with the provisions of the Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by Holder set forth in such Registration Statement or supplement to the Prospectus;

                  (c) U-Ship shall promptly furnish to Holder such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, as Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by Holder;

                  (d) U-Ship shall promptly notify Holder, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a

         Registration Statement, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws, and (v) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As soon as practicable following expiration of the Suspension Period (as defined below), U-Ship shall prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Upon receipt of any notice (a "Suspension Notice") by Holder from U-Ship of the happening of any event of the kind described in Section 6.3(d), Holder shall forthwith discontinue disposition of the Registrable Securities pursuant to the Resale Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
         Section 6.3(d) or until Holder is advised in writing (the "Advice") by U-Ship that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by U-Ship, will, or will request any broker-dealer acting as Holder's agent to, deliver to U-Ship (at U-Ship expense) all copies, other than permanent file copies then in Holder's or a broker-dealer's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that in no event shall the period from the date on which Holder receives a Suspension Notice to the date on which Holder receives either the Advice or copies of the supplemented or amended Prospectus contemplated by Section 6.3(d) (the "Suspension Period") exceed 60 days.

         Section 6.4 REGISTRATION EXPENSES. U-Ship shall bear all expenses incurred in connection with the registration of the Registrable Shares pursuant to Section 6.2 (b) of this Agreement. Such expenses shall include, without limitation, all printing, legal and accounting expenses incurred by U-Ship and all registration and filing fees imposed by the Commission, any state securities commission or the NASDAQ Stock Market. Each Holder shall be responsible for any brokerage fees or commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities and for any legal, accounting and other expenses incurred by such Holder. The Shareholder shall be responsible for, and shall bear in advance, all reasonable expenses relating to a demand registration pursuant to
Section 6.2 (a), including all expenses described in this Section 6.4. The Company shall provide the Holder with a written estimate of such expenses, which shall be advanced by the Shareholder upon the Company's commencement of preparation of the Registration Statement. A payment of remaining expenses, if any, shall be made by the Shareholder within 24 hours of written notice from the Company.

         Section 6.5 INDEMNIFICATION AND CONTRIBUTION.

                  (a) Indemnification by U-Ship. U-Ship agrees to indemnity and hold harmless, to the full extent permitted by law, each Holder from and against all losses, claims, damages, liabilities and expenses (including without limitation reasonable legal fees and expenses incurred by Holder (collectively, the "Damages") to which Holder may become subject under the Act or otherwise, insofar as such Damages (or proceedings in respect thereat) arise out of or are based upon any untrue statement of material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Act, or caused by any omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement of a material fact contained in any Prospectus (as amended or supplemented if U-Ship shall have furnished any amendments or supplements thereto), or caused by any omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission based upon information relating to Holder furnished in writing to U-Ship by Holder specifically for use therein; provided, however, that U-Ship shall not be liable to Holder under this Section 6.5(a) to the extent that any such Damages were caused by the fact that Holder sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented if, but only if, (i) U-Ship has previously furnished copies of such amended or supplemented Prospectus to Holder and (ii) such Damages were caused by any untrue statement or omission contained in the Prospectus so delivered which was corrected in such amended or supplemented Prospectus.

                  (b) Indemnification by the Holder. Holder agrees to indemnify and hold harmless U-Ship, its stockholders, directors, officers and each person, if any, who controls U-Ship within the meaning of either
         Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from U-Ship to Holder, but only with reference to information relating to Holder furnished in writing to U-Ship by Holder specifically for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, however, that Holder shall not be obligated to provide such indemnity to the extent that such Damages result from the failure of U-Ship to promptly amend or take action to correct or supplement any such Registration Statement or Prospectus on the basis of corrected or supplemental information provided by Holder to U-Ship expressly for such purpose. In no event shall the liability of Holder hereunder be greater in amount than the amount of the proceeds received by Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c) Contribution. To the extent that the indemnification provided for in Sections 6.5(a) or 6.5(b) is unavailable to an indemnified party or insufficient in respect of any Damages, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of U-Ship on the one hand and Holder on the other hand in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of U-Ship on the one hand and of Holder on the other hand shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by U-Ship or by Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         If indemnification is available under Section 6.5(a) or 6.5(b), the indemnifying parties shall indemnify each indemnified party to the full extent provided in such Sections without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 6.5(c). U-Ship and Holder agree that it would not be just or equitable if contribution pursuant to this Section 6.5(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein.

         Section 6.6 TRANSFER OF REGISTRATION RIGHTS. The registration rights of the Shareholder and any subsequent Holder under this Article 6 may be transferred to any transferee of Registrable Securities that acquires at least 100,000 shares of Registrable Securities (appropriately adjusted for stock splits, stock dividends and the like), or to any transferee who is a bona fide donee and family member of the Shareholder.

         Section 6.7 LIMITATION ON RESALE. The U-Ship Common Stock is issued to Shareholder pursuant to exemptions from registration under the Act. Because the U-Ship Common Stock shall be issued in a transaction not involving a public offering, such securities are "restricted securities" as that term is defined in paragraph (a)(3) of Rule 144. The U-Ship Common Stock may not be resold except as permitted under the Act and the applicable state securities laws pursuant to registration or exemption therefrom.

         Section 6.8 REPRESENTATIONS AND WARRANTIES. As a material inducement to U-Ship to enter into this Agreement and to consummate the transactions contemplated hereby, the Shareholder represent and warrant:

                  (a) The Shareholder is acquiring the shares of U-Ship Common Stock to be issued to such Shareholder hereunder for Shareholder's own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, in violation of the Act or any rule or regulation thereunder, as amended from time to time.

                  (b) The Shareholder is not directly or indirectly controlled by, or acting on behalf of any person which is, an "investment company" within the meaning of the Investment Company Act of 1940 (the "1940 Act"), as amended, required to register as such under the 1940 Act.

                  (c) The Shareholder (i) has carefully reviewed the disclosure information provided by U-Ship; (ii) has requested and received such other information, as he has deemed relevant, regarding U-Ship for purposes of evaluating his acquisition of U-Ship Common Stock to be issued hereunder; (iii) is aware of the risks associated with an investment in U-Ship Common Stock; and (iv) has not received any form of general solicitation or advertising in connection with his decision to acquire U-Ship Common Stock hereunder. Except as described on
         Schedule 6.8(c), the Shareholder has not relied in any way on any information with respect to the U-Ship Common Stock or U-Ship generally other than the representations of U-Ship contained herein or materials furnished by U-Ship in writing in connection herewith.

                  (d) The Shareholder acknowledges and understands that (i) the U-Ship Common Stock to be issued to the Shareholder hereunder has not been registered under the Act or any state securities laws; (ii) the U-Ship Common Stock to be issued to Shareholder hereunder will be subject to transfer restrictions under the Act and applicable state securities laws and may not be transferred unless (x) subsequently registered under the Act and applicable state securities laws or (y) there is delivered to U-Ship an opinion of counsel satisfactory to U-Ship that such registration is not required; and (iii) U-Ship will place a restrictive legend on the certificate(s) representing the U-Ship Common Stock to be issued to Shareholder hereunder, containing the following language:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND WITHOUT REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS CONTAINED IN THE ACT AND SUCH LAWS. NO TRANSFER OF THESE SHARES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO EFFECTIVE REGISTRATION STATEMENTS UNDER SAID LAWS UNLESS THIS CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER OR DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER SAID LAWS AND, FOR ANY SALES UNDER RULE 144 OR 145 OF THE ACT, SUCH EVIDENCE AS IT SHALL REQUEST FOR COMPLIANCE WITH THAT RULE.

         Upon written request, U-Ship agrees to issue to Shareholder a replacement stock certificate for U-Ship Common Stock without such legend upon the registration under the Act of the shares of U-Ship Common Stock represented thereby, or upon the expiration of the restrictions imposed by Rule 144.

                  (e) The Shareholder represents that (i) he is able to bear the economic risks of the acquisition of shares of U-Ship Common Stock hereunder and has adequate means of providing for current needs and possible contingencies; (ii) either alone or with his advisors has had the opportunity to ask questions and receive answers concerning U-Ship and the terms and conditions of the acquisition of U-Ship Common Stock, as well as the opportunity to obtain any additional information necessary to verify the accuracy of information furnished in connection therewith which U-Ship possesses or can acquire without unreasonable effort or expense; and (iii) together with his advisors, if any, has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of this acquisition of U-Ship Common Stock in exchange for the shares of Company Common Stock, and of making an informed investment decision, and has relied solely upon the advice of his own counsel, accountant and other advisors, with regard to the legal, investment, tax and other considerations regarding such acquisition.


                                    ARTICLE 7

                                   CONDITIONS

         Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (a) NO INJUNCTION OR RESTRAINTS; ILLEGALITY. The consummation of the Merger shall not be prohibited by any injunction, order, decree or ruling (an "Injunction") of a United States federal or state court of competent jurisdiction (each party agreeing to use its best efforts to have any such Injunction stayed or reversed), and there shall not have been any action taken or any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger, or any executive order or decree issued, by any Governmental Entity that is in effect and that makes consummation of the Merger illegal.

                  (b) APPROVALS; CONSENTS. Other than the filing of merger documents in accordance with Minnesota Law, all authorizations, consents, waivers, orders and approvals required to be obtained, and all filings, notices and declarations required to be made, by U-Ship and the Company prior to the consummation of the Merger and the transactions contemplated hereunder shall have been obtained from, and made with, all required Governmental Entities and all other persons except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure to obtain or make would not have, at or after the Effective Time, a Company Material Adverse Effect or a U-Ship Material Adverse Effect.

                  (c) SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the Shareholder pursuant to Minnesota Law.

         Section 7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF U-SHIP. The obligations of U-Ship and ACS to effect the Merger and the transactions contemplated herein are also subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by U-Ship in its sole discretion:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Shareholder contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time (except for such representations and warranties which are qualified by their terms by a reference to materiality or a Company Material Adverse Effect, which representations and warranties as so qualified shall be correct in all respects as of the Effective Time as though made on and as of the Effective Time). U-Ship shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to the foregoing effect.

                  (b) AGREEMENT AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. U-Ship shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to the foregoing effect.

                  (c) ACCOUNTANTS' LETTERS. U-Ship shall have received a letter from Lurie, Besikof, Lapidus & Co., LLP to the effect that based upon a limited review of the books and records maintained by the Company, the financial statements of the Company as of and for the three years ended December 31, 1998, can (assuming full access to information and cooperation by the persons maintaining such books and records), be audited to meet the requirements of SEC Regulation SB.

                  (d) MATERIAL ADVERSE CHANGE. There shall not have occurred any change concerning the Company that, individually or in the aggregate, has had or reasonably could be expected to have a Material Adverse Effect on the Company taken as a whole since November 30, 1998,. and U-Ship shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to the foregoing effect.

                  (e) LITIGATION. There shall not be instituted or pending any suit, action or proceeding by a Governmental Entity or any other person as a result of this Agreement or any of the transactions contemplated herein which would reasonably be expected to have a Material Adverse Effect on U-Ship (assuming for purposes of this Section 7.2(e) that the Merger shall have occurred).

                  (f) OPINION OF COMPANY COUNSEL. U-Ship shall have received an opinion dated as of the Closing Date from Michael Weidner, Esq., counsel to the Company, in the form of Exhibit D hereto.

                  (g) NON-COMPETITION AGREEMENTS. U-Ship, ACS and the Shareholder shall have entered into the Employment Agreement in the form of Exhibit E hereto.

         Section 7.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement are also subject to the satisfaction of following conditions, any or all of which may be waived by the Company in its sole discretion:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of U-Ship contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time (except for such representations and warranties which are qualified by their terms by a reference to materiality or a U-Ship Material Adverse Effect, which representations and warranties as so qualified shall be correct in all respects as of the date of this Agreement and as of the Effective Time as though made on and as Effective Time). The Company shall have received a certificate signed on behalf of U-Ship by an officer of U-Ship to the foregoing effect.

                  (b) AGREEMENTS AND COVENANTS. U-Ship shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate signed on behalf of U-Ship by an officer of U-Ship to the foregoing effect.

                  (c) MATERIAL ADVERSE CHANGE. There shall not have occurred any change concerning U-Ship or any of its subsidiaries that, individually or in the aggregate, has had a Material Adverse Effect on U-Ship and its subsidiaries taken as a whole since the date of this Agreement and the Company shall have received a certificate signed on behalf of U-Ship by an officer of U-Ship to the foregoing effect.

                  (d) OPINION OF U-SHIP COUNSEL. The Shareholder shall have received an opinion of Kenneth D. Zigrino, counsel to U-Ship, in the form of Exhibit F hereto.

                  (e) EMPLOYMENT AGREEMENTS. ACS and the Shareholder shall have entered into the Employment Agreement in the form of Exhibit E hereto.

                  (f) LITIGATION. There shall not be instituted or pending any suit, action or proceeding by a Governmental Entity or any other person as a result of this Agreement or any of the transactions contemplated herein which would reasonably be expected to have a Material Adverse Effect on the Company (assuming for purposes of this Section 7.3(f) that the Merger shall have occurred).

                  (g) RELIEF FROM FINANCIAL OBLIGATIONS. ACS and/or U-Ship shall have assumed or satisfied the financial obligations of the Shareholder to Richfield Bank and Trust Co. in the amount of approximately $199,000 and the obligation of Shareholder to Northland Courier, Inc. in the original amount of $100,000 pursuant to that Purchase Agreement dated September 23, 1998, between the Company and Northland Courier, Inc. and the Shareholder shall have been otherwise released from any liability on account of personal guaranties thereon, or the Company shall have made alternative financing arrangements satisfactory to the Shareholder.

                                    ARTICLE 8

                            TERMINATION AND AMENDMENT

         Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the stockholders of the Company or the approval by the Board of U-Ship:

                  (a) by mutual written consent of U-Ship and the Company;

                  (b) by either U-Ship or the Company if any United States federal or state court of competent jurisdiction or other Government Entity shall have issued an Injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such Injunction or other action shall have become final and non-appealable;

                  (c) by U-Ship or ACS, upon a breach of any representation, warranty, covenant or agreement on the part of the Shareholder or the Company set forth in this Agreement, or if any representation or warranty of the Shareholder shall have become untrue, in each case such that the conditions set forth in Section 7.2(a) through Section 7.2(g), as the case may be, would be incapable of being satisfied by January 31, 1999; provided that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.1(c);

                  (d) by the Company or the Shareholder, upon a breach of any representation, warranty, covenant or agreement on the part of U-Ship or ACS set forth in this Agreement, or if any representation or warranty of U-Ship shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(g), as the case may be, would be incapable of being satisfied by January 31, 1999; provided that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this
         Section 8.1(d); or

                  (e) by either U-Ship or ACS, or the Company or the Shareholder, if the Merger shall not have been consummated on or before January 31, 1999, unless such nonoccurrence is due to the failure of the party seeking to terminate this Agreement to perform or observe any of the covenants, agreements or conditions herein to be performed or observed by such party.

         Section 8.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders and all rights and obligations of any party hereto shall cease except as set forth in Sections 5.3, 10.1 and 10.8; provided that nothing contained in this
Section 8.2 shall relieve any party from liability for any breach of this Agreement.

         Section 8.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment that under applicable law may not be made without the approval of the shareholders of the Company may be made without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                   ARTICLE 8A

                          PROVISIONS AS TO TAX MATTERS

         Section 8A.1 CERTAIN TAX RETURNS. Shareholder shall be responsible, at his expense, for filing (and, if necessary, obtaining extensions for filing) all federal income tax returns and state income tax returns of the Company for those jurisdictions in which the Company is entitled to be treated in a manner comparable to the federal tax treatment under Section 1362(a) of the Code, required to be filed by or on behalf of the Company for taxable periods ending on or prior to the Effective Time which tax returns are due after the Effective Time, taking into account extensions. With respect to any tax return required to be filed by Shareholder pursuant to this Section 8A.1, Shareholder shall provide the U-Ship and their authorized representatives with copies of such completed tax returns at least thirty (30) business days prior to the due date for the filing of such tax returns and the U-Ship and their authorized representatives shall have the right to review such tax returns prior to the filing of such tax returns. Such tax returns shall become final and binding between the parties unless the U-Ship give written notice of disagreement (a "Notice of Disagreement") to Shareholder within ten (10) business days following receipt thereof. Any such Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted.

         During a period of five days following the ten-day period specified in the immediately preceding paragraph, the Shareholder and U-Ship shall in good faith attempt to resolve in writing any differences which they may have with respect to any matter specified in any Notice of Disagreement. If at the end of such latter five-day period the Shareholder and U-Ship have failed to reach written agreement with respect to all of such matters, then all such matters as specified in any Notice of Disagreement as to which such written agreement has not been reached (collectively, the "Disputed Matters") shall be submitted to and reviewed by an arbitrator (the "Arbitrator") mutually acceptable to U-Ship and Shareholder, which shall be any national or regional accounting firm, but excluding any such firm which has performed services for U-Ship within the previous two years. The Shareholder, U-Ship and their respective accountants shall make readily available to the Arbitrator all relevant books and records and work papers prepared by them and requested by the Arbitrator to resolve the Disputed Matters. The Arbitrator shall act promptly to resolve all Disputed Matters and its decision with respect to all Disputed Matters shall be final and binding upon the Shareholder and U-Ship. Upon resolution by the Arbitrator of all Disputed Matters, the Arbitrator shall direct U-Ship to prepare and deliver to the Shareholder copies of the tax returns which are the subject of the Disputed Matters in accordance with the decision of the Arbitrator, provided however, that if the Arbitrator adopts a position advocated by the Shareholder, at U-Ship's request the Shareholder shall provide an opinion of tax counsel of nationally recognized standing, chosen by the Shareholder and reasonably acceptable to U-Ship, that there is "substantial authority" within the meaning of Section 6662 of the Code, for any position required to be taken by U-Ship in any such tax return. The fees and expenses of Arbitrator shall be paid one half by the Shareholder and one half by U-Ship. Notwithstanding the foregoing, if within one business day prior to the due date of such tax returns (taking into account all available extensions) the parties have not agreed as to the form and content of such tax returns and the Arbitrator's decision has not yet been received by U-Ship, U-Ship shall file such tax returns in the manner in which it sees fit with respect to any disputed issues and in the manner in which the parties have agreed with respect to all other issues. The tax return actually filed with the Internal Revenue Service shall be referred to as the "Final Return."


                                    ARTICLE 9

                            SURVIVAL; INDEMNIFICATION

         Section 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as otherwise expressly provided for in this Agreement, the covenants, representations and warranties contained in this Agreement shall survive for a period of three years following the Effective Time notwithstanding the foregoing and any investigation made by or on behalf of any party to this Agreement.

         Section 9.2 INDEMNIFICATION BY SHAREHOLDER.

                  (a) Subject to the limitations of Section 9.2(b), the Shareholder agrees to indemnify ACS, U-Ship, and their respective officers, directors, employees, affiliates and agents (collectively, "U-Ship Indemnified Parties") and hold them harmless from, against and in respect of any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses), whether or not actually incurred or paid prior to the date a Third Party Claim or Claim for indemnification is made (collectively, "Losses"), which the U-Ship Indemnified Parties may suffer, sustain or become subject to, as a result of (i) any breach of the representations and warranties of the Company or Shareholder contained in this Agreement, or (ii) any breach of, or failure to perform, any agreement of any Shareholder or the Company contained in this Agreement. Losses resulting from a breach of a representation or warranty of any of the Shareholder shall be payable only to U-Ship. In the event a claim is asserted by U-Ship against the Shareholder for indemnification hereunder, and such claim has not been satisfied, U-Ship may, at its election, retain and cancel such number of the Escrow Shares as shall be sufficient to satisfy such claim.

                  (b) Notwithstanding any provisions of this Agreement to the contrary, the maximum liability of the Shareholder for any alleged breach of the representations and warranties set forth in Sections 3.12 and 3.30, or of any covenant hereunder in the aggregate, shall be $400,000 and no Claim or Third Party Claim for indemnity under this
         Article 9 may be asserted by the U-Ship Indemnified Parties with respect to any alleged breach of any of the representations and warranties set forth in Sections 3.12 or 3.31 unless: (i) the aggregate of such Claims and Third Party Claims exceeds $10,000 and then only to the extent of such excess; and (ii) such Claim or Third Party Claim is asserted prior to 12:01 a.m. on the first anniversary of the Effective Time; provided, however, that any Claim or Third Party Claim asserted in good faith prior to said date, whether or not any Loss has then been incurred, shall not terminate on said date but each such Claim or Third Party Claim shall survive until it shall have been settled or it shall have been subject to a Final Determination. The limitation on indemnity with respect to U-Ship Losses set forth above in this Section 9.2(b) shall not have any applicability in the event of fraud or intentional misrepresentation.

         Section 9.3 METHOD OF ASSERTING CLAIMS.

                  (a) In the event that any of the U-Ship Indemnified Parties is made or threatened to be made a defendant in or party to any action or proceeding, judicial or administrative, instituted or threatened to be instituted by any third party the liability for which or the costs or expenses of which are or would be Losses (any such third party action or proceeding being referred to as a "Third Party Claim"), the U-Ship Indemnified Parties shall give the Shareholder prompt notice thereof. The failure to give such notice shall not affect any U-Ship Indemnified Parties' ability to seek reimbursement unless such failure has materially and adversely affected the Shareholder' ability to defend successfully a Third Party Claim. The Shareholder shall be entitled to contest and defend such Third Party Claim; provided, that the Shareholder (i) have a reasonable basis for concluding that such defense may be successful and (ii) diligently contest and defend such Third Party Claim. Notice of the intention so to contest and defend shall be given by the Shareholder to the U-Ship Indemnified Parties within 20 business days after the U-Ship Indemnified Parties' notice of such Third Party Claim. Such contest and defense shall be conducted by reputable attorneys employed by the Shareholder. The U-Ship Indemnified Parties shall be entitled at any time, at their own cost and expense (which expense shall not constitute a Loss unless the attorneys retained by the Shareholder determine that because of a conflict of interest, such attorneys may not adequately represent the interests of the U-Ship Indemnified Parties, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its own or their own choosing. If the U-Ship Indemnified Parties elect to participate in such defense, the U-Ship Indemnified Parties will cooperate with the Shareholder in the conduct of such defense. Neither the U-Ship Indemnified Parties nor the Shareholder may concede, settle or compromise any Third Party Claim without the consent of the other party, which consent may not be unreasonably withheld.

                  (b) In the event any U-Ship Indemnified Party should have a claim against the Shareholder that does not involve a Third Party Claim ("Claim"), the U-Ship Indemnified Parties shall deliver a notice of such Claim with reasonable promptness to the Shareholder. If the Shareholder notify the U-Ship Indemnified Parties that they do not dispute the Claim described in such notice or fails to notify the U-Ship Indemnified Parties within 30 days after delivery of such notice by the U-Ship Indemnified Parties whether the Shareholder dispute the Claim described in such notice, the Loss in the amount specified in the U-Ship Indemnified Parties' notice will be conclusively deemed a liability of the Shareholder and the Shareholder shall pay the amount of such Loss to the U-Ship Indemnified Parties on demand.

         Section 9.4 ASSIGNMENT OF INSURANCE; SUBROGATION. If and to the extent that the U-Ship Indemnified Party has insurance coverage, or the right to make claim against any third party for any amount to be indemnified against as set forth in Section 9.2, the U-Ship Indemnified Party shall, upon full performance by the Shareholder of their indemnification obligations, assign such rights to the Shareholder.

         Section 9.5 INDEMNIFICATION OF SHAREHOLDER IN RESPECT TO LIABILITIES ASSUMED.

                  (a) U-Ship and ACS jointly and severally agree to indemnify and hold harmless the Shareholder from and against any liability, loss, deficiency, damage, expenses or cost (including reasonable legal expenses), whether or not actually incurred or paid prior to the date a claim for indemnification is made ("Shareholder Loss"), which the Shareholder may suffer, sustain or become subject to, as a result of the failure of U-Ship or ACS to pay or discharge on a liability for which Shareholder was personally obligated or liable, including, but not limited to, the obligations referred to in Section 7.3(g).

                  (b) Notwithstanding the foregoing, U-Ship and ACS shall not have an obligation to Shareholder if such Shareholder Loss resulted from a liability, obligation or claim not disclosed in writing in this Agreement or not provided for in the Latest Balance Sheet.

                  (c) In the event that the Shareholder is made or threatened to be made a defendant in or party to any action or proceeding, judicial or administrative, instituted or threatened to be instituted by any third party the liability for which or the costs or expenses of which are or would be a Shareholder Loss, the Shareholder shall give U-Ship and ACS prompt notice thereof. The failure to give such notice shall not affect the Shareholder's ability to seek indemnification unless such failure has materially and adversely affected the ability of U-Ship and ACS to defend successfully the claim in question. U-Ship and ACS shall be entitled to contest and defend such claim; provided, that U-Ship and ACS (i) have a reasonable basis for concluding that such defense may be successful and (ii) diligently contest and defend such claim. Notice of the intention so to contest and defend shall be given by U-Ship and ACS to the Shareholder within 20 business days after the Shareholder's notice of such claim. Such contest and defense shall be conducted by reputable attorneys employed by U-Ship and ACS and approved by

         Shareholder which shall not be unreasonably withheld or delayed. The Shareholder shall be entitled at any time, at his own cost and expense (which expense shall not constitute a Shareholder Loss unless the attorneys retained by U-Ship and ACS determine that because of a conflict of interest, such attorneys may not adequately represent the interests of the Shareholder, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of it own or their own choosing. If the Shareholder elects to participate in such defense, the Shareholder will cooperate with U-Ship and ACS in the conduct of such defense. Neither the Shareholder nor U-Ship and ACS may concede, settle or compromise any Shareholder Claim without the consent of the other party, which consent may not be unreasonably withheld.

                  (d) If and to the extent that the Shareholder has insurance coverage, or the right to make claim against any third party for any amount to be indemnified against as set forth in Section 9.5, the Shareholder shall, upon full performance by U-Ship and ACS of their indemnification obligations, assign such rights to U-Ship and ACS.


                                   ARTICLE 10

                                  MISCELLANEOUS

         Section 10.1 EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements of each party hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

         Section 10.2 NOTICES. All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)      if to U-Ship, to

                   U-Ship, Inc.
                   5583 West 78th Street
                   Edina, Minnesota 55439
                   Attn: Kenneth D. Zigrino, Vice President-Administration,
                         General Counsel and Secretary
                   Tel:  (612) 941-4080
                   Fax:  (612) 941-6440
                   with a copy to

                   Briggs and Morgan, P.A.
                   2400 IDS Center
                   80 South Eighth Street
                   Minneapolis, MN 55402
                   Attn: Avron L. Gordon, Esq.
                   Tel:  (612) 334-8455
                   Fax:  (612) 334-8650

          (b)       if to the Company and the Shareholder, to

                   7501 Bent Bow Trail
                   Chanhassen, MN 55317
                   Attn: Steven M. Hanousek

                   with a copy to

                   Michael Weidner, Esq.
                   7800 Metro Parkway
                   Suite 300
                   Minneapolis, MN  55425
                   Tel: (612) 854-3636
                   Fax: (612) 854-3838

         Section 10.3 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 10.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 10.5 ENTIRE AGREEMENT. This Agreement together with the Exhibits and Schedules hereto and the other documents delivered pursuant hereto, constitute the entire agreement of the parties and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         Section 10.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota without regard to any applicable principles of conflicts of law.

         Section 10.7 SPECIFIC PERFORMANCE. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, without the posting of any bond whatsoever in addition to any other remedy at law or equity.

         Section 10.8 EXPENSES. Except as set forth in Article 6, fees, expenses and all out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto in connection with this Agreement shall be borne solely and entirely by the party that has incurred such costs and expenses. In furtherance of the foregoing, all such fees and expenses incurred by the Company shall be borne by the Shareholder such that U-Ship shall have no liability for such fees and expenses of the Company after the Effective Time.

         Section 10.9 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 10.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         Section 10.11 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

                  (a) "affiliate" means a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the first mentioned person;

                  (b) "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

                  (c) "person" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity; and

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                      U-SHIP, INC.



                                      By: /s/ Timothy G. Becker
                                         ---------------------------------------
                                              Timothy G. Becker
                                              Treasurer and Chief Financial
                                              Officer


                                      ADVANCED COURIER SERVICES, INC.



                                      By: /s/ Timothy G. Becker
                                         ---------------------------------------
                                              Timothy G. Becker
                                              Chief Financial Officer



                                      TWIN CITY TRANSPORTATION, INC.



                                      By: /s/ Steven M. Hanousek
                                         ---------------------------------------
                                              Steven M. Hanousek
                                              Individually as Shareholder of
                                              Twin City Transportation, Inc.

                                    EXHIBIT A

                            [PURSUANT TO SECTION 1.3]

                               ARTICLES OF MERGER

                         TWIN CITY TRANSPORTATION, INC.
                            (A MINNESOTA CORPORATION)

                                  WITH AND INTO

                         ADVANCED COURIER SERVICES, INC.
                            (A MINNESOTA CORPORATION)

         Pursuant to Section 302A.615 of Chapter 302A of the Minnesota Statutes, the Minnesota Business Corporation Act, the undersigned corporations, Twin City Transportation, Inc., a Minnesota corporation (the "TCTI") and Advanced Courier Services, Inc., a Minnesota corporation (the "ACS" and together with TCTI, the "Constituent Corporations"), hereby adopt the following Articles of Merger.

         FIRST: The names of the Corporations participating in the merger and the states under the laws of which they are respectively organized are as follows:

               Name of Corporation                     State
               -------------------                     -----

               Advanced Courier Services, Inc.       Minnesota

               Twin City Transportation, Inc.        Minnesota

         SECOND: The Plan of Merger attached hereto as Exhibit A, has been duly adopted by the Constituent Corporations in accordance with the requirements of the Minnesota Business Corporation Act, Chapter 302A of the Minnesota Statutes.

         IN WITNESS WHEREOF, these Articles of Merger have been executed by each Constituent Corporation this 13th day of January, 1999.

ADVANCED COURIER SERVICES,                TWIN CITY TRANSPORTATION, INC.
INC.



By:                                       By:
   -----------------------------------       -----------------------------------
   Authorized Officer                        Authorized Officer

                                    EXHIBIT A

                                 PLAN OF MERGER


         THIS PLAN OF MERGER ("Plan") dated as of __________ __, 1999, by and between TWIN CITY TRANSPORTATION, INC., a Minnesota corporation (hereinafter referred to as the "TCTI") and U-SHIP, INC., a Utah corporation ("U-Ship"), and ADVANCED COURIER SERVICES, INC., a Minnesota corporation (hereinafter referred to as "ACS").

                                    RECITALS

         A. TCTI is a corporation duly organized and existing under the laws of the State of Minnesota; and

         B. ACS is a corporation duly organized and existing under the laws of the State of Minnesota and is a direct, wholly-owned subsidiary of U-Ship; and

         C. The Board of Directors and the sole shareholder of TCTI deem it advisable to merge with and into ACS, which will be the surviving corporation of the Merger, and U-Ship, as sole shareholder of ACS, and the Board of Directors of ACS deem it advisable that TCTI merge with and into ACS under the terms, and subject to the conditions hereinafter set forth, and TCTI and ACS have, respectively, approved this Plan pursuant to and in accordance with the applicable provisions of Chapter 302A of the Minnesota Statutes, and

         D. The terms and conditions of such merger (the "Merger"), the mode of carrying the same into effect, the assumption of liabilities of the TCTI stock by ACS, the conversion and exchange of TCTI's stock for the Common Stock of U-Ship, and a cash payment and such other facts, details or provisions as may be required or permitted to be stated in this Plan are hereinbelow set forth.

         NOW, THEREFORE, in consideration of the foregoing recitals, and of the mutual agreements, covenants and provisions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:


                                    ARTICLE 1

                                   THE MERGER

         Section 1.1 Subject to, and in accordance with, the provisions of this Plan, TCTI shall be merged with and into ACS in accordance with the applicable provisions of the Minnesota Business Corporation Act and the Articles of Merger shall be executed by both ACS and TCTI, and thereafter delivered to the Secretary of State of Minnesota for filing. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of

Minnesota (the "Effective Time") and TCTI shall be merged with and into ACS, and the separate existence of TCTI shall cease. ACS shall be the surviving corporation and shall continue its corporate existence under the laws of the State of Minnesota.

         Section 1.2 Prior to and after the Effective Time, ACS and TCTI shall each take all such actions as may be necessary or appropriate in order to effectuate the Merger. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Plan and to vest ACS with full title to all properties, assets, rights or interests of TCTI, the officers of TCTI, and ACS as of or after the Effective Time, shall take all such further actions as deemed by them to be necessary or proper in the circumstances.


                                    ARTICLE 2

                        CONVERSION AND EXCHANGE OF SHARES

         At and as of the Effective Time:

         Section 2.1 At the Effective Time and without any action on the part of ACS, TCTI holder of TCTI Common Stock, each of the following shall occur:

                  (a) Each share of TCTI Common Stock issued and outstanding immediately prior to the Effective Time shall be converted, subject to the provisions of Section 2.1(f), into the right to receive 4.2333 shares of U-Ship Common Stock, par value $.004 per share, and a cash payment of $400.00 (the "Cash Payment").

                  (b) Each share of TCTI Common Stock held in the treasury of TCTI and each share of TCTI Common Stock owned by any direct or indirect wholly-owned subsidiary of TCTI immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  (c) Any common stock options and warrants of TCTI, and any rights, claims, demands, and choses in action arising out of or relating to the issuance or ownership thereof, not yet exercised by their terms, shall be deemed to expire as of the Effective Time.

                  (d) As soon as practicable after the Effective Time, ACS shall deliver certificates representing the U-Ship Common Stock required to be issued pursuant to this Section 2.1 to holder of shares of TCTI Common Stock, against receipt of certificates representing TCTI Common Stock; and concurrent therewith shall deliver to such holder the aggregate Cash Payment payable to this Section 2.1, and a stock purchase warrant to purchase 1,000 shares of U-Ship, Inc. in a form agreed upon by the parties hereto, exercisable at a price of $1.063 per share.

                  (e) Until surrender by the holders of TCTI Common Stock, each outstanding certificate which, immediately prior to the Effective Time, represented shares of TCTI Common Stock shall be deemed for all corporate purposes, subject to the further provisions of this Section, to evidence the ownership of the number of whole shares of U-Ship Common Stock into which such shares shall be so converted; provided, however, that unless and until any such certificate shall be so surrendered, (i) the holder of such certificate shall not have any voting rights in respect of the number of whole shares of U-Ship
         Common Stock into which the shares of TCTI Common Stock represented by such certificate shall be so converted and (ii) dividends payable to holders of record of shares of U-Ship Common Stock shall not be paid to the holders of such certificates. Subject to the effect of unclaimed property, escheat and other applicable laws, upon surrender of any such certificate for shares of U-Ship Common Stock issued in exchange therefor, there shall be paid to the record holder of such certificate any dividends which shall have become payable between the Effective Time and the date of such surrender with respect to the number of whole shares of U-Ship Common Stock evidenced by the certificates issued in exchange upon such surrender, such amounts to be paid upon such surrender, but without interest.

                  (f) No fraction of a share of U-Ship Common Stock shall be issued in connection with the Merger. In lieu of any such fractional shares, each holder of TCTI Common Stock upon surrender of a certificate for exchange pursuant to this Section 2.1 shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) $1.063 by (ii) the fraction of a share of U-Ship Common Stock to which such holder would otherwise be entitled to receive under this Section 2.1.


                                    ARTICLE 3

                 RIGHTS AND LIABILITIES OF SURVIVING CORPORATION

         Section 3.1 At and after the Effective Time of the Merger, ACS shall succeed to and possess all of the rights, interests, privileges, immunities and franchises, of a public as well as of a private nature, of TCTI. All property (real, personal and mixed) and all debts due on any account, including subscriptions for shares, and all other causes of action, and every other interest of, belonging or due to TCTI shall vest in and be held by ACS, without any further act or deed as fully and entirely without change as if the same were held and enjoyed by TCTI, and shall be managed and controlled by ACS.

         Section 3.2 ACS shall be responsible and liable for all of the debts, liabilities, duties and obligations of TCTI, and any existing claim of or against, or any action pending by or against TCTI may be prosecuted as if the Merger had not taken place, or ACS may be substituted in the place of TCTI. Neither the rights of creditors (including secured creditors) nor any liens upon the property of TCTI shall be impaired by the Merger.

                                    ARTICLE 4

                                      NAME
                          OFFICERS AND DIRECTORS OF ACS

         Section 4.1 The name of the surviving corporation of the Merger shall be Advanced Courier Services, Inc. following the Merger, as provided in its Articles of Incorporation.

         Section 4.2 The directors and officers of ACS immediately prior to the Effective Time shall be the directors and officers of ACS as the surviving corporation of the Merger (retaining their respective positions and terms of office).


                                    ARTICLE 5

                            CONDITIONS OF THE MERGER

         Consummation of the Merger is subject to the satisfaction of the following conditions:

                  (a) The Merger shall have received the approval of the shareholders of each of ACS and TCTI to the extent required by the applicable provisions of the laws of the State of Minnesota, and the respective articles of incorporation of ACS and TCTI.

                  (b) All necessary documents shall have been properly executed, filed and recorded, and all such acts and things required to accomplish the Merger, in accordance with the laws of the State of Minnesota shall have been properly taken.

                  (c) Resolutions shall have been adopted by the Board of Directors of ACS and the Board of Directors and the shareholder of TCTI finally approving the Merger.

                  (d) Any other requisite statutory or regulatory approvals shall have been obtained.


                                    ARTICLE 6

                                  MISCELLANEOUS

         Section 6.1 This Plan may be terminated and the Merger and other transactions herein provided for abandoned by either of TCTI or ACS by written notice at any time prior to the Effective Time of the Merger if either TCTI or ACS or their stockholder(s) breaches and fails to cure any term or condition of this Plan.

         Section 6.2 The headings set forth herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Plan.

         Section 6.3 This Plan may be executed in two or more counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

         Section 6.4 This Plan shall be governed by, and construed in accordance with, the laws of the State of Minnesota without giving effect to the principles of conflicts of law thereof. By resolutions adopted by their respective Boards of Directors and shareholders, if required, each of the undersigned has caused this Plan to be executed by an authorized officer as of the 13th day of January, 1999.



                                       TWIN CITY TRANSPORTATION, INC.


                                       By
                                         ---------------------------------------
                                         Steven M. Hanousek
                                         President and Chief Executive Officer

                                       U-SHIP, INC.


                                       By
                                         ---------------------------------------
                                         Timothy G. Becker
                                         Treasurer and Chief Financial Officer

                                       ADVANCED COURIER SERVICES,
                                       INC.


                                       By
                                         ---------------------------------------
                                         Timothy G. Becker
                                         Treasurer and Chief Financial Officer

                                    EXHIBIT B

                                 FORM OF WARRANT

                                     WARRANT

                              TO PURCHASE SHARES OF
                                 COMMON STOCK OF
                                  U-SHIP, INC.

1,000 SHARES                                                    JANUARY 13, 1999

         This Certifies that for good and valuable consideration, receipt of which is hereby acknowledged by U-Ship, Inc., a Utah corporation (the "Company") Steven M. Hanousek (the "Warrantholder"), is entitled to subscribe for and purchase from the Company, at any time after the date of this Warrant and prior to the second anniversary of the date of this Warrant, up to 1,000 shares of the Company's Common Stock $.004 par value, at $1.063 per share (the "Purchase Price"), subject to adjustment as hereinafter set forth.

         1. Definitions. For the purposes of this Warrant the following terms shall have the following meanings:

                  "Commission" shall mean the Securities and Exchange Commission, or any other federal agency then administering the Securities Act.

                  "Company" shall mean U-Ship, Inc., a Utah corporation, and any corporation which shall succeed to, or assume, the obligations of said corporation hereunder.

                  "Common Stock" shall mean the shares of Common Stock of the Company, $0.001 par value.

                  "Other Securities" shall mean any stock (other than Common Stock) or other securities of the Company which the Warrantholder at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, as in effect at the time.

                  "Subscription Form" shall mean the subscription forms attached hereto.

                  "Transfer" shall mean any sale, assignment, pledge, or other disposition of any Warrants and/or Warrant Shares, or of any interest in either thereof, which would constitute a sale thereof within the meaning of Section 2(3) of the Securities Act.

                  "Warrant Shares" shall mean the shares of Common Stock purchased or purchasable by the Warrantholder upon the exercise of the Warrants pursuant to Section 2 hereof.

                  "Warrantholder" shall mean the holder or holders of the Warrants or any related Warrant Shares.

                  "Warrants" shall mean the Warrants (including this Warrant), identical as to terms and conditions and date, evidencing the right to purchase initially an aggregate of 370,000 shares of Common Stock, and all Warrants issued in exchange, transfer or replacement thereof.

         All terms used in this Warrant which are not defined in Section 1 hereof have the meanings respectively set forth elsewhere in this Warrant.

         2. Exercise of Warrant, Issuance of Certificate, and Payment for Warrant Shares. The rights represented by this Warrant may be exercised at any time after __________, 1999, and prior to __________, 2001 by the Warrantholder, in whole or in part (but not as to any fractional share of Common Stock), by:
(a) delivery to the Company of a completed Subscription Form, (b) surrender to the Company of this Warrant properly endorsed and signature guaranteed, and (c) delivery to the Company of a certified or cashier's check made payable to the Company in an amount equal to the aggregate Purchase Price of the shares of Common Stock being purchased, at its principal office or agency in Minnesota (or such other office or agency of the Company as the Company may designate by notice in writing to the holder hereof). The Company agrees and acknowledges that the shares of Common Stock so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant, properly endorsed, and the Subscription Form shall have been surrendered and payment made for such shares as aforesaid. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within fifteen (15) days thereafter, execute or cause to be executed and deliver to the Warrantholder a certificate or certificates representing the aggregate number of shares of Common Stock specified in said Subscription Form. Each stock certificate so delivered shall be in such denomination as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights of such holder to purchase the remaining shares of Common Stock covered by this Warrant. The Company shall pay all expenses, taxes, and other charges payable in connection with the preparation, execution, and delivery of stock certificates pursuant to this Section 2, except that, in case any such stock certificate or certificates shall be registered in a name or names other than the name of the Warrantholder, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and delivery of such stock certificate or certificates shall be paid by the Warrantholder to the Company at the time of delivering this Warrant to the Company as mentioned above.

         3. Ownership of this Warrant. The Company may deem and treat the registered Warrantholder as the holder and owner hereof (notwithstanding any notations of ownership or writing made hereon by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for transfer as provided herein and then only if such transfer meets the requirements of Section 5.

         4. Exchange, Transfer, and Replacement. Subject to Section 5 hereof, this Warrant is exchangeable upon the surrender hereof by the Warrantholder to the Company at its office or agency described in Section 2 hereof for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Warrantholder at the time of such surrender. Subject to Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the Warrantholder in person or by duly authorized attorney, and a new Warrant of the same tenor and date as this Warrant, but registered in the name of the transferee, shall be executed and delivered by the Company upon surrender of this Warrant, duly endorsed, at such office or agency of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer, or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 4.

         5. Restrictions on Transfer. Notwithstanding any provisions contained in this Warrant to the contrary, neither this Warrant nor the Warrant Shares shall be transferable except upon the conditions specified in this Section 5, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act in respect of the transfer of this Warrant or such Warrant Shares. The holder of this Warrant agrees that such holder will not transfer this Warrant or the related Warrant Shares (a) prior to delivery to the Company of an opinion of counsel selected by the Warrantholder and reasonably satisfactory to the Company, stating that such transfer is exempt from registration under the Securities Act, or (b) until registration of such Warrants and/or Warrant Shares under the Securities Act has become effective and continues to be effective at the time of such transfer. An appropriate legend may be endorsed on the Warrants and the certificates of the Warrant Shares evidencing these restrictions.

         6. Antidilution Provisions. The rights granted hereunder are subject to the following:

                  (a) Stock Splits and Reverse Splits. In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in case at any time the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

                  (b) Reorganization, Reclassification, Consolidation, Merger, or Sale. If any capital reorganization or reclassification or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive Common Stock, Other Securities or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the Warrants such shares of Common Stock, Other Securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the Warrants had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Warrantholder so that the provisions of the Warrants (including, without limitation, provisions for adjustment of the Purchase Price and the number of shares purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be, in relation to any shares of Common Stock, Other Securities or assets thereafter deliverable upon the exercise of the Warrants.

         7. Special Agreements of the Company.

                  (a) Will Reserve Shares. The Company will reserve and set apart and have at all times the number of shares of authorized but unissued Common Stock deliverable upon the exercise of the Warrants, and it will have at all times any other rights or privileges provided for herein sufficient to enable it at any time to fulfill all of its obligations hereunder.

                  (b) Will Avoid Certain Actions. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance hereunder by the Company, but will at all times in good faith assist in carrying out of all the provisions of the Warrants and in taking all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against dilution or other impairment.

         8. Provisions for Registration. Notwithstanding anything in this Warrant to the contrary, the Warrantholder shall have the rights regarding registration of Warrant Shares which may be hereafter acquired upon exercise of this Warrant, set forth in Article 6 of the Agreement and Plan of Merger between the Company, Advanced Courier Services, Inc., Twin City Transportation, Inc. and the Warrantholder of even date.

         9. Notices. Any notice or other document required or permitted to be given or delivered to the Warrantholder shall be delivered or sent by certified mail to the Warrantholder at the last address shown on the books of the Company maintained for the registry and transfer of the Warrants. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered or sent by certified or registered mail to the principal office of the Company.

         10. No Rights as Shareholders; Limitation of Liability. This Warrant shall not entitle any holder hereof to any of the rights of a shareholder of the Company. No provisions hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Purchase Price or as a shareholder of the Company whether such liability is asserted by the Company or by creditors of the Company.

         11. Governing Law. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota, without regard to conflicts of laws principles.

         12. Miscellaneous. This Warrant and any provision hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer, and to be dated as of the 13th day of January, 1999.

                                       U-SHIP, INC.


                                       By:
                                          --------------------------------------
                                             Timothy G. Becker, Treasurer and
                                             Chief Financial Officer

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR UNDER THE SECURITIES LAWS OF ANY OTHER STATE AND MAY NOT BE TRANSFERRED WITHOUT (i) THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE 1933 ACT OR THE SECURITIES LAWS OF ANY APPLICABLE STATE; OR (ii) SUCH REGISTRATION."

                             FULL SUBSCRIPTION FORM


To Be Executed By the Registered Warrantholder if It/
She/He Desires to Exercise in Full the Within Warrant


         The undersigned hereby exercises the right to purchase the ____________ shares of Common Stock covered by the within Warrant at the date of this subscription and herewith makes payment of the sum of $_________________________ representing the Purchase Price of $__________ per share in effect at that date. Certificates for such shares shall be issued in the name of and delivered to the undersigned, unless otherwise specified by written instructions, signed by the undersigned and accompanying this subscription.

Dated:
      -------------------------------



                                       Signature:
                                                 -------------------------------


                                       Address:

                            PARTIAL SUBSCRIPTION FORM


To be Executed by the Registered Warrantholder if It/She/He
Desires to Exercise in Part Only the Within Warrant


         The undersigned hereby exercises the right to purchase _________ shares of the total shares of Common Stock covered by the within Warrant at the date of this subscription and herewith makes payment of the sum of $____________ representing the Purchase Price of $____________ per share in effect at this date.

         Certificates for such shares and a new Warrant of like tenor and date for the balance of the shares not subscribed for (if any) shall be issued in the name of and delivered to the undersigned, unless otherwise specified by written instructions, signed by the undersigned and accompanying this subscription.

[The following paragraph need be completed only if the Purchase Price and number of shares of Common Stock specified in the within Warrant have been adjusted pursuant to Section 6.]

         The shares hereby subscribed for constitute ________________ shares of Common Stock (to the nearest whole share) resulting from adjustment of ________________ shares of the total of __________________ shares of Common
Stock covered by the within Warrant, as said shares were constituted at the date of the Warrant.


Dated:
      -------------------------------



                                       Signature:
                                                 -------------------------------


                                       Address:

                                    EXHIBIT C

                             [INTENTIONALLY DELETED]

                                    EXHIBIT D

                          OPINION OF COUNSEL TO COMPANY

                          [PURSUANT TO SECTION 7.2(E)]

U-Ship, Inc. and
Advanced Courier Services, Inc,.
5583 West 78th Street
Edina, MN  55439

Ladies and Gentlemen:

         I have acted as counsel to Twin City Transportation, Inc., a Minnesota Corporation ("TCTI") (the "Company") and Steven M. Hanousek (the "Shareholder"), in connection with that certain Agreement and Plan of Merger dated as of __________, 1999, by and among U-Ship, Inc., a Utah corporation ("(U-Ship") and Advanced Courier Services, Inc., a Minnesota corporation ("ACS"), the Company and the Shareholder (the "Merger Agreement"), and the Employment Agreement dated as of __________, 1999 between ACS and the Shareholder (the "Employment Agreement"). This opinion is being delivered pursuant to Section 7.2(f) of the Merger Agreement. All capitalized terms used herein and not defined herein have the meanings assigned to them in the Merger Agreement.

         I have examined such documents and have reviewed such questions of law as I have considered necessary and appropriate for the purposes of my opinions set forth below.

         In rendering our opinions set forth below, I have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relative hereto other than the Company and the Shareholders, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, I have relied upon certificates of the Shareholder and certificates of public officials.

         On the basis of the foregoing and of our examination of such other questions of law and fact as we deem relevant under the circumstances, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, I am of the opinion that, as of the date hereof:

U-Ship, Inc. and
Advanced Courier Services, Inc.
_______________, 1999
Page 2


                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority necessary to consummate the transactions on its part contemplated by the Merger Agreement and to conduct any lawful business activity.

                  2. The authorized capital stock of the Company consists of (i) ________ shares of Common Stock, par value $ ________ per share of which, as of the date hereof and based upon the stock records of the Company, 1,000 shares are issued and outstanding (the "Shares"), all of which are owned beneficially and of record by the Shareholder and, to my knowledge, free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements, restrictions or other legal or equitable limitations of any kind. The Shares have been duly authorized and validly issued and are fully paid and nonassessable.

                  3. The Merger Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company and the Shareholder and constitutes a valid and binding obligation of the Company and the Shareholder, enforceable against each Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

                  4. The Employment Agreements has been duly executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, (i) subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law), and (ii) subject to the exercise of judicial discretion in enforcing geographic scope and duration provisions of the noncompetition covenants therein.

                  5. The execution and delivery of the Merger Agreement, the Noncompetition Agreements and the Employment Agreements, and the consummation of

U-Ship, Inc. and
Advanced Courier Services, Inc.
_______________, 1999
Page 3


         the Merger, will not violate or conflict with the Articles of Incorporation or Bylaws of the Company or any agreement, instrument, statute, regulation, order, judgment or decree known to me to which the Shareholder or the Company is a party or by which the Shareholder, the Company or the Company's assets are bound.

                  6. No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body, any court or any third party is required to be obtained or made by the Shareholders or the Company for the consummation of the Merger pursuant to the Merger Agreement, except for the filing of Articles of Merger with the Secretary of State of the State of Minnesota.

         My opinions expressed above are limited to the laws of the State of Minnesota and the federal laws of the United States of America. I have not examined and express no opinion with respect to the laws of any other jurisdiction.

         The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without prior written consent.


                                        Very truly yours,




                                        Michael __. Weidner, Esq.

                                    EXHIBIT E

                          FORM OF EMPLOYMENT AGREEMENT

                    [PURSUANT TO SECTIONS 7.2(g) AND 7.3(e)]


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made as of the 13th day of January, 1999, by and between Steven M. Hanousek, 2380 Wycliff Street, Suite 108, St. Paul, Minnesota 55114 ("Employee"), and ADVANCED COURIER SERVICES, INC., a Minnesota corporation having its principal office at 5583 West 78th Street, Edina, Minnesota 55438 ("Employer").

         WHEREAS, Employer intends to engage in the business of providing courier services; and

         WHEREAS, Employee has had considerable experience in the organization, operating and management of a courier service business and is currently employed by Twin City Transportation, Inc. ("TCT:); and

         WHEREAS, TCT has merged with and into Employer pursuant to that certain Agreement and Plan of Merger by and among U-Ship, Inc., TCT and the Shareholder dated as of the date hereof (the "Merger Agreement"); and

         WHEREAS, Employer desires to hire and employ Employee, and Employee desires to accept such employment, all on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, Employer and Employee agree as follows:

         1. Employment. Employer hereby hires and employs Employee as an executive employee of Employer in the Minneapolis-St. Paul area, and Employee accepts such employment with Employer on the terms and conditions set forth herein. Employee shall hold the title of President and shall report to the Chairman or Chief Executive officer of Employer, or to such other person as the Employer shall designate. During his employment, Employee shall serve on the board of directors of Employer.

         2. Term. This Agreement shall be for a period of two (2) years commencing on the effective date hereof; thereafter, unless otherwise expressly agreed in writing by Employer and Employee, Employee's employment shall be on an "at-will" basis.

         3. Duties and Responsibilities. Employee shall serve Employer diligently and faithfully in the performance of his duties on Employer's behalf, which shall include the duties outlined in Exhibit A, and such duties and responsibilities as Employer may from time to time reasonably prescribe. Employee agrees to devote his full working time, energy and skill to said employment to accomplish the aforementioned duties. Employee shall be permitted to own and manage a separate proprietary business, Twin City Medical Transportation, Inc., provided that such company has separate operating management and employees and does not interfere with Employee's primary responsibilities to Employer. The foregoing exception to Employee's responsibilities is made based upon Employee's representation that Twin City Medical Transportation, Inc., does not and will not directly compete with the business of Employer.

         4. Compensation.

                  (a) For all services rendered to Employer pursuant to this Agreement, Employee shall be paid $1 per month salary through the first two full months of employment, thereafter, Employee shall receive a base annual salary of $75,000; provided, however, that at such time, during the term Employee's employment hereunder, Employer's gross revenue from courier operations shall reach $5,000,000 run rate (the "Target Revenue"), Employees' base annual salary, commencing with the month in which the Target Revenue is achieved, shall be at the rate of $100,000. The measurement shall be on an annualized basis and commence with the first full calendar month following the date of this Agreement. In addition, Employee shall be eligible for a target annual bonus to be paid within ninety (90) days following the end of Employer's fiscal year based upon the criteria set forth in Exhibit B; and

                  (b) Employer agrees to make available to Employee fringe benefits in accordance with the policies and plans adopted by Employer, which fringe benefits shall be no less favorable to the Employee than those provided to other employees with similar experience employed by Employer. Employer shall provide directors and officers and other insurance consistent with those provided directors and officers of U-Ship.

         5. Termination.

                  (a) This Agreement may be terminated upon thirty (30) days' written notice in the event of (i) a breach of any material term, condition or covenant contained herein and such breach remains uncured during said period. Any such written notice of termination sent to Employee based on a material breach shall specify the grounds for termination. Employee shall be provided a reasonable opportunity within the 30 days to cure any conduct or act alleged as grounds for termination, if curable, and shall be provided a reasonable opportunity to present to Employer his position regarding any dispute relating to the existence of such grounds. It shall not be grounds for termination of Employee that if, after reasonable efforts by Employee, the business operations of

         Employer that are managed by Employee, do not achieve financial performance objectives of Employer.

                  (b) Notwithstanding any other provision hereof, Employee further agrees that this Agreement may be immediately terminated without prior notice to Employee, or any liability to Employee of whatsoever kind: (i) in the event Employee has perpetrated fraud or embezzlement, or knowingly diverted or wasted substantial corporate assets, engages in conduct which violates laws or regulations applicable to Employer's business which damages or jeopardizes Employer's right to engage in its business, results in the loss of licenses, authority or permits to engage in business, or results in the imposition of fines or penalties; or (ii) knowingly and deliberately violated or refuses to carry out policies adopted from time to time by Employer and communicated in writing to Employee; or (iii) Employee demonstrates gross misconduct.

                  (c) This Agreement may be terminated by Employer without cause upon thirty (30) days' written notice.

                  (d) This Agreement may be terminated by mutual agreement of the parties.

                  (e) Except for termination pursuant to Section 5(a), (b) and
         (d), Employee shall receive as severance pay the continuation of Employee's base salary for the remainder of the two-year term of this Agreement. The base salary shall be paid in equal installments throughout the remainder of the term of this Agreement pursuant to Employer's regular payroll schedule. No other form of compensation, by way of bonus or otherwise, shall be payable to Employee, except to the extent the same was earned and payable as the date of termination.

         6. Remedies. The parties agree that Employee's services to be rendered pursuant to the terms hereof are unique and special; that in the event of Employee's material breach of this Agreement or any of its provisions thereof, the damages likely to be sustained by Employer would be difficult to ascertain; that in the event of such breach by Employee, Employer, in addition to any remedies Employer may have at law, shall have the right to equitable relief, including injunctive relief, against Employee in the event of breach of the covenants contained in Paragraphs 7, 8 and 9 hereof.

         7. Restrictive Covenant.

                  (a) Employee agrees, as part of the consideration hereof, for a period of two (2) years following termination of this Agreement, but in no event beyond the fourth anniversary of the date of Employee's employment under this Agreement (the "Non-compete Period"), that he/she shall not directly or indirectly, either individually or with others, engage or have any interest, as an owner, employee, representative, agent, consultant or otherwise, in any business which is in competition with the business conducted by Employer at the date of termination of Employee's employment within the same geographical boundaries in which Employer then currently engages in its business. This restriction shall be limited to competitive employment, relationships or acts which compete or may compete with the business of Employee as being conducted on date of termination of Employee's employment, or such business that Employer plans to engage in within a reasonable period following such termination, based upon objective evidence of such plans provided Employee shall be allowed to own and manage Twin City Medical Transportation, Inc. in accordance with Section 3 above.

                  (b) Further, Employee agrees that during such Non-compete Period Employee shall not directly or indirectly, or through any entity or future employer, solicit the employment of, nor employ any person who was employed by Employer prior to or during the Non-Compete Period. This restriction shall apply to Employer's drivers and other persons engaged as independent contractors.

                  (c) Ownership by Employee, as a passive investment, of less than two percent (2%) of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded on any nationally recognized over-the-counter market shall not constitute a breach of this Section 7.

                  (d) Employer further agrees that during such Non-compete Period subsequent to the termination of this Agreement, he/she shall not solicit Employer's customers on behalf of himself/herself or any other business or entity in competition with the business then conducted by Employer. For purposes hereof, the term "Employer's customers" shall mean any person or entity to which Employer has provided services or products, during the 24-month period immediately preceding the termination of this Agreement. The foregoing restriction shall apply in the State of Minnesota or in any other state or territory in which Employer conducted material business during the period of Employee's employment.

         8. Confidential Information.

                  (a) For purposes of this Paragraph 8, the term "Confidential Information" means, in addition to its meaning under applicable law, information which is not generally known in Employer's industry, which is proprietary to Employer or its affiliates and which is subject to efforts by the Employer to maintain its confidentiality, including (i) trade secret information about Employer and its products; and (ii) information relating to the business of Employer as conducted at any time within the previous five years or anticipated to be conducted by Employer, and to any of its past, current or anticipated products and services, including, without limitation, information about Employer's purchasing, product development, accounting, marketing, selling, servicing, customer lists and lists of independent contractors. "Confidential Information" shall not include information that is or thereafter by legal means becomes lawfully available from public sources or any information that is required by a law or any competent administrative agency or judicial authority to be disclosed, or the disclosure of which is otherwise reasonably necessary or appropriate in connection with performance by Employee of his duties under this Agreement. The parties also acknowledge that Employee has substantial prior experience and background in the courier industry and nothing herein shall act to treat or consider that prior background and experience as "Confidential Information" within the meaning of this Agreement.

                  (b) Employee shall not, either during the term of this Agreement or any time following expiration or termination of this Agreement, use or disclose any Confidential Information to any person not employed by Employer without the prior written authorization of Employer or as may be necessary for Employee to perform his duties hereunder and shall exercise prudence and the highest degree of care to safeguard and protect, and to prevent the unauthorized disclosure of, all such Confidential Information. The foregoing shall not prevent Employee from disclosing to his attorneys relevant information concerning Employee's employment, to the extent necessary to advise Employee concerning this Agreement or to the extent necessary in an action by or against Employee arising out of this Agreement or the termination thereof.

                  (c) Upon expiration or termination of this Agreement, Employee shall turn over to a designated representative of Employer all property in Employee's possession and custody and belonging to Employer. Employee shall not retain any copies or reproductions of correspondence, business plans, financial statements, memoranda, reports, notebooks, drawings, photographs or other documents relating in any way to the affairs of Employer and containing Confidential Information which came into Employee's possession at any time during the term of this Agreement.

         9. Intellectual Property.

                  (a) Disclosure and Assignment. Employee shall promptly disclose in writing to Employer complete information concerning each and every invention, discovery, improvement, computer program, device, design, apparatus, practice, process, method or product, whether or not patentable or copyrightable, made, developed, perfected, devised, conceived or first reduced to practice by Employee, either solely or in collaboration with others, during the term of this Agreement, whether or not during regular working hours, relating either directly or indirectly to the business, products, practices or techniques of Employer (hereinafter referred to as "Developments"). Employee, to the extent that he has the legal right to do so, hereby acknowledges that any and all of such Developments are the property of Employer and hereby assigns and agrees to assign to Employer any and all of Employee's right, title and interest in and to any and all of such Developments.

                  (b) Future Developments. As to any future Developments made by Employee which relate to the business, products or practices of Employer and which are first conceived or reduced to practice during the term of this Agreement, or within six months thereafter, but which are claimed for any reason to belong to an entity or person other than Employer, Employee shall promptly disclose the same in writing to Employer and shall not disclose the same to others if Employer, within twenty (20) days thereafter, shall claim ownership of such Developments under the terms of this Agreement. If Employer makes such claim, Employee and Employer agree that, insofar as their respective rights (if any) are involved, it shall be settled by arbitration by and in accordance with the rules then obtaining of the American Arbitration Association. The locale of the arbitration shall be Minneapolis, Minnesota (or other locale convenient to Employer's principal executive offices). If Employer makes no such claim, Employee hereby acknowledges that Employer has made no promise to receive and hold in confidence any such information disclosed by Employee.

                  (c) Limitation on Paragraphs 9(a) and 9(b). The provisions of Paragraphs 9(a) and 9(b) shall not apply to any Development meeting the following conditions:

                           (i) such Development was developed entirely on
                  Employee's own time; and

                           (ii) such Development was made without the use of any
                  Employer equipment, supplies, facility or trade secret information; and

                           (iii) such Development does not, at the time it is
                  conceived or reduced to practice, relate (A) to the business of Employer, or (B) to Employer's actual or demonstrably anticipated research or development; and

                           (iv) such Development does not result from any work
                  performed by Employee for Employer.

                  (d) Assistance of Employee. Upon request and without further compensation therefor, but at no expense to Employee, and whether during the term of this Agreement or thereafter, Employee shall do all lawful acts, including, but not limited to, the execution of papers and lawful oaths and the giving of testimony, that in the opinion of Employer, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign Letters Patent, including, but not limited to, design patents, on any and all of such Developments, and for perfecting, affirming and recording Employer's complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto, provided, however, that if Employee is no longer employed by Employer at that time, Employee shall be fairly compensated at a rate no less than the rate of base salary compensation payable under this Agreement for any time expended by Employee pursuant to this provision.

                  (e) Records. Employee shall keep complete, accurate and authentic accounts, notes, data and records of all Developments in the manner and form requested by Employer. Such accounts, notes, data and records shall be the property of Employer, and, upon its request, Employee shall promptly surrender the same to it or, if not previously surrendered upon its request or otherwise, Employee shall surrender the same, and all copies thereof, to Employer upon the termination of this Agreement.

                  (f) Obligations, Restrictions and Limitations. Employee understands that Employer may enter into agreements or arrangements with agencies of the United States Government, and that Employer may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to inventions and patents which may be acquired by it or which may be conceived or developed by employees, consultants or other agents rendering services to it. Employee agrees that he shall be bound by all such obligations, restrictions and limitations applicable to any such invention conceived or developed by him during the term of this Agreement and shall take any and all further action which may be required to discharge such obligations and to comply with such restrictions and limitations.

         10. Third Party Beneficiaries. Employee acknowledges and agrees that the covenants contained in Paragraphs 7, 8 and 9 hereof are expressly intended to benefit Employer and all of its Affiliates, and that for purposes of such Paragraphs the term "Employer" shall include all of Employer's Affiliates. The term "Affiliate" shall mean U-Ship, Inc. and its direct and indirect wholly-owned subsidiaries.

         11. Waiver. No waiver of any term, condition or covenant of this Agreement shall be deemed to be a waiver of subsequent breaches of the same or other terms, covenants or conditions hereof.

         12. Amendment. This Agreement may not be amended, altered or modified except by a written agreement between the parties hereto.

         13. Assignability. Employee may not assign this Agreement to any third party for whatever purpose without the express written consent of Employer. Employer may not assign this Agreement to any third party except by operation of law, or through merger, liquidation, recapitalization or sale of all or substantially all of the assets of Employer, or to an Affiliate of Employer, without the express written consent of Employee.

         14. Invalidity. In the event part or any portion of this Agreement is determined in a legally binding manner to be invalid and unenforceable, the parties agree that this Agreement as so construed shall remain in force and effect between them and applied as if the offending part or portion did not comprise an element hereof.

         15. Survival. The provisions of Sections 6, 7, 8 and 9 shall in all events survive the termination of this Agreement. Except for termination pursuant to Sections 5(a), (b) and (d), upon termination of this Agreement, Employee shall be entitled to his remaining compensation as provided in Section 5(e).

         16. Entire Agreement. This Agreement contains the entire agreement of the parties and there is no provision, condition or understanding relative to the employment of Employee outside this Agreement.

         17. Notices. Any notice required to be given hereunder shall be duly and properly given, effective as of the date of mailing, if mailed postage prepaid to either party at the addresses set forth above, or to such other address as this party may subsequently notify to the other.

         18. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                        ADVANCED COURIER SERVICES,
                                        INC.


                                        By
                                          --------------------------------------
                                              Timothy G. Becker
                                              Chief Financial Officer




                                        EMPLOYEE



                                        ----------------------------------------
                                        Steven M. Hanousek

                                    EXHIBIT A

                          GENERAL DESCRIPTION OF DUTIES
                              AND RESPONSIBILITIES
                              OF STEVEN M. HANOUSEK

                                    EXHIBIT B

                               BONUS PLAN/CRITERIA

                                    EXHIBIT F

                          OPINION OF COUNSEL TO U-SHIP

                          [PURSUANT TO SECTION 7.3(d)]


Mr. Steven M. Hanousek and
Twin City Transportation, Inc.
7501 Bent Bow Trail
Chanhassen, MN 55317

Gentlemen:

         I have acted as counsel to U-Ship, Inc., a Utah corporation ("U-Ship") and Advanced Courier Services, Inc., a Minnesota corporation ("ACS"), in connection with that certain Agreement and Plan of Merger dated as of _______________, 1999, by and among U-Ship, ACS and Twin City Transportation, Inc. ("TCT") and is sole shareholder, Steven M. Hanousek (the "Shareholder") (the "Merger Agreement") and the Employment Agreement dated as of _____________, 1999 between ACS and the Shareholder. This opinion is being delivered pursuant to Section 7.3(d) of the Merger Agreement. All capitalized terms used herein and not defined herein have the meanings assigned to them in the Merger Agreement.

         I have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.

         In rendering my opinion set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relative hereto other than U-Ship, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to my opinion, I have relied upon certificates of officers of U-Ship and of public officials.

         My opinion expressed below as to certain factual matters is qualified as being limited "to my knowledge" or by other words to the same or similar effect. Such words, as used herein, mean information known to me. In rendering such opinion, with your permission, I have not conducted any independent investigation or consulted with other attorneys with respect to the matters covered thereby.

Mr. Steven M. Hanousek and
Twin City Transportation, Inc.
_______________, 1999
Page 2


         On the basis of the foregoing and of my examination of such other questions of law and fact as I deem relevant under the circumstances, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, I am of the opinion that, as of the date hereof:

                  1. U-Ship and ACS are corporations duly incorporated, validly existing and in good standing under the laws of the States of Utah and Minnesota, respectively, and have all requisite corporate power and authority necessary to consummate the transactions on its part contemplated by the Merger Agreement and to conduct any lawful business activity.

                  2. The Merger Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by U-Ship and ACS and constitutes the valid and binding obligations of U-Ship and ACS, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

                  3. The Employment Agreement has been duly executed and delivered by ACS and constitutes a valid and binding obligation of ACS, enforceable against it in accordance with its terms, (i) subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law), and (ii) subject to the exercise of judicial discretion in enforcing geographic scope and duration provisions of the noncompetition covenants therein.

                  4. The shares of U-Ship issued pursuant to the terms of the Merger Agreement are fully paid and non-assessable.

         My opinion expressed above is limited to the laws of the State of Minnesota and the federal laws of the United States of America. I have not examined and express no opinion with respect to the laws of any other jurisdiction.

Mr. Steven M. Hanousek and
Twin City Transportation, Inc.
_______________, 1999
Page 3


         The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without my prior written consent.


                                        Very truly yours,



                                        By
                                            Kenneth D. Zigrino

                                    EXHIBIT G

                            FORM OF AFFILIATE LETTER




Ladies and Gentlemen:

         I have been advised that as of the date of this letter, I may be deemed to be an "affiliate" of Twin City Transportation, Inc., a Minnesota corporation (the "Company"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Reorganization dated as of July 16, 1997 (the "Merger Agreement") among U-Ship, Inc., a Minnesota corporation ("U-Ship, Inc."), Advanced Courier Services, Inc., the Company, and the shareholders of the Company, the Company will be merged with and into Advanced Courier Services, Inc. (the "Merger"). Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement.

         As a result of the Merger, I will receive shares of common stock, par value $.004 per share, of U-Ship, Inc. (the "U-Ship, Inc. Shares") in exchange for shares owned by me of common stock of the Company (the "Company Shares").

         1. I represent, warrant and covenant to U-Ship, Inc.:

                  A. I shall not make any sale, transfer or other disposition of the U-Ship, Inc. Shares in violation of the Act or the Rules and Regulations.

                  B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the U-Ship, Inc. Shares, to the extent I felt necessary, with my counsel or counsel for the Company.

                  C. I have been advised that the issuance of the U-Ship, Inc. Shares to me pursuant to the Merger will not be registered with the Commission under the Act, but may be registered under circumstances described in Article 6 of the Merger Agreement pursuant to a Registration Statement on Form S-3. I have also been advised that, because at the time the Merger is submitted for a vote of the shareholders of the Company, 1. I may be deemed to be an affiliate of the Company and 2. the distribution by me of the U-Ship, Inc. Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the U-Ship, Inc. Shares issued in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act or (ii) in the opinion of counsel reasonably acceptable to U-Ship, Inc., such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  D. I understand that, except as set forth in Article 6 of the Merger Agreement, U-Ship, Inc. is under no obligation to register the sale, transfer or other disposition of the U-Ship, Inc. Shares by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

                  E. I also understand that there will be placed on the certificates for the U-Ship, Inc. Shares issued to me, or any substitution therefor, a legend stating in substance:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND WITHOUT REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS CONTAINED IN THE ACT AND SUCH LAWS. NO TRANSFER OF THESE SHARES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO EFFECTIVE REGISTRATION STATEMENTS UNDER SAID LAWS UNLESS THIS CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER OR DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER SAID LAWS AND, FOR ANY SALES UNDER RULE 144 OR 145 OF THE ACT, SUCH EVIDENCE AS IT SHALL REQUEST FOR COMPLIANCE WITH THAT RULE.

         2. By U-Ship, Inc.'s acceptance of this letter, U-Ship, Inc. hereby agrees with me as follows:

                  A. For so long as and to the extent necessary to permit me to sell the U-Ship, Inc. Shares pursuant to Rule 144 under the Act, U-Ship, Inc. shall 1. use its reasonable best efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) furnish to me upon request a written statement as to whether U-Ship, Inc. has complied with such reporting requirements during the 12 months preceding any proposed sale of the U-Ship, Inc. Shares by me under Rule 144, and 2. otherwise use its reasonable best efforts to permit such sales pursuant to Rule 144. U-Ship, Inc. has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding 12 months.

                  B. It is understood and agreed that this agreement will terminate and be of no further force and effect and the legend set forth in paragraph 1.E above will be removed by delivery of substitute certificates without such legends, and the related transfer restrictions shall be lifted forthwith, if the Pooling Period has passed and (i) the U-Ship, Inc. Shares shall have been registered under the Act for sale, transfer or other disposition by me or on my behalf, or (ii) I am not at the time an "affiliate" of U-Ship, Inc. and have held the U-Ship, Inc. Shares for at least one year or such other period as may be prescribed by the Act and the rules and regulations thereunder) and U-Ship, Inc. meets the requirements of Rule 144(c), or
         (iii) I am not and have not been for at least three months an "affiliate" of U-Ship, Inc. and I have held the U-Ship, Inc. Shares for at least two years, or (iv) U-Ship, Inc. shall have received a "no-action" letter from the Staff of the Commission, or an opinion of counsel acceptable to U-Ship, Inc., to the effect that the stock transfer restrictions and the legends are not required.




                                        ----------------------------------------
                                        Name:

Agreed and accepted this 13th day of
January, 1999, by

U-SHIP, INC.


By:
   ------------------------------------
   Name:
   Title:









           [SIGNATURE PAGE TO AFFILIATE LETTER DATED January 13, 1999]